Registration Statement No. 333-217200
Filed pursuant to Rule 424(b)(2)

PROSPECTUS SUPPLEMENT dated July 23, 2019

(to prospectus dated April 27, 2017)

US$500,000,000

4.800% Fixed Rate Resetting Non-Cumulative

Subordinated Additional Tier 1 Capital Notes

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

We are offering US$500,000,000 aggregate principal amount of 4.800% Fixed Rate Resetting Non-Cumulative Subordinated Additional Tier 1 Capital Notes (Non-Viability Contingent Capital (NVCC)) (the “Notes”). The Notes have no scheduled maturity or scheduled redemption date. From and including July 30, 2019, to, but excluding, August 25, 2024 (the “First Reset Date), interest will accrue on the Notes at an initial rate equal to 4.800% per annum. Thereafter, for each period commencing on a Reset Date (as defined herein), from and including such Reset Date to, but excluding the following Reset Date, interest will accrue on the Notes at a rate per annum equal to the applicable Treasury Yield (as defined herein) plus 2.979%. Subject to our right to cancel interest payments (as described below), interest on the Notes will be payable semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2020.

The Notes are intended to qualify as our additional Tier 1 capital within the meaning of the regulatory capital adequacy requirements to which we are subject. The Notes have no scheduled maturity and holders do not have the right to call for their redemption. Interest will be due and payable on an Interest Payment Date only if it is not cancelled. Any cancelled interest payments will not be cumulative. We have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part), with notice to the holders of the Notes, any interest payment that would otherwise be payable on any Interest Payment Date. Accordingly, you may not receive any interest on any Interest Payment Date or at any other times and we are not required to make any repayment of the principal amount of the Notes except if an Event of Default (as defined herein) has occurred and provided that an NVCC Automatic Conversion (as defined herein) has not occurred. As a result, you could lose part or all of your investment in the Notes.

Upon the occurrence of a Trigger Event (as defined herein), each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof, into fully-paid and freely tradable common shares of the Bank (the “Common Shares”). See “Description of the Notes — NVCC Automatic Conversion.”

The Notes will be our direct unsecured obligations and, in the event of the Bank’s insolvency or winding-up, will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein) and (b) in right of payment equally with and not prior to Deeply Subordinated Indebtedness (as defined herein) (other than Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case, from time to time outstanding. The Notes will constitute subordinated indebtedness for the purposes of the Bank Act (Canada) (the “Bank Act”). In the event of the Bank’s insolvency or winding-up, the Notes will rank ahead of the Bank’s Common Shares and preferred shares.

We may, at our option, redeem the Notes, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) in whole or in part, on any Interest Payment Date on or after the First Reset Date, (ii) in whole but not in part, at any time within 90 days following a Regulatory Event Date (as defined herein) and (iii) in whole but not in part, at any time following the occurrence of a Tax Event (as defined herein), in each case, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date fixed for redemption (in each case except to the extent such unpaid interest was cancelled). The Notes are not redeemable at the option or election of holders. See “Description of the Notes — Redemption.”

Prior to this offering, there has been no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement.

Investing in the Notes involves risks, including the risks described in the “Risk Factors” section on page S-12 of this prospectus supplement and those described in management’s discussion and analysis of financial condition and results of operations in our Annual Report on Form 40-F for the year ended October 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, dated April 27, 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

The Notes will not be subject to Bail-In Conversion (as defined herein).

	Price to Public(1)		Underwriting Commission		Proceeds, before expenses, to the Bank
Per Note		100.000%		1.000%		99.000%
Total	US$	500,000,000	US$	5,000,000	US$	495,000,000

(1)	Plus accrued interest, if any, from July 30, 2019, if settlement occurs after that date.

The underwriters expect to deliver the Notes through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about July 30, 2019.

BMO Capital Markets	Citigroup	Goldman Sachs & Co. LLC	UBS Investment Bank

Barclays	BNP PARIBAS	BofA Merrill Lynch	Credit Agricole CIB	Credit Suisse
Desjardins Capital Markets	HSBC	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is July 23, 2019.

Prospectus Supplement

Prospectus

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to give you any other information, and take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell any Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Bank,” “we,” “us,” “our” or similar references mean Bank of Montreal and do not include the subsidiaries of Bank of Montreal. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state (the “Member States” and each, a “Member State”) of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

The expression Prospectus Directive means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Member State concerned.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive, and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of the Notes. The accompanying prospectus, dated April 27, 2017 (the “accompanying prospectus”) provides you with more general information, some of which may not apply to the Notes. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We urge you to read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and in the accompanying prospectus by reference, before deciding whether to invest in any Notes.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, the information in certain documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying prospectus and information incorporated by reference, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the following documents and all documents that we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of the Notes under this prospectus supplement:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2018, filed on December 4, 2018;

•	Reports on Form 6-K filed on December 4, 2018 (two filings) (Acc-nos: 0001193125-18-342102 and 0001193125-18-342259);

•	Report on Form 6-K filed on December 21, 2018 (Acc-no: 0001176256-18-000253);

•	Report on Form 6-K filed on January 29, 2019;

•	Report on Form 6-K filed on February 5, 2019;

•	Reports on Form 6-K filed on February 26, 2019 (four filings) (Acc-nos: 0001193125-19-052036 , 0001193125-19-052042, 0001193125-19-052049 and 0001193125-19-052057);

•	Report on Form 6-K filed on March 8, 2019;

•	Report on Form 6-K filed on March 26, 2019;

•	Report on Form 6-K filed on April 8, 2019 (two filings) (Acc-nos: 0001193125-19-100073 and 0001193125-19-100538);

•	Report on Form 6-K filed on April 17, 2019;

•	Report on Form 6-K filed on April 25, 2019;

•	Report on Form 6-K filed on May 15, 2019;

•	Reports on Form 6-K filed on May 29, 2019 (three filings) (Acc-nos: 0001193125-19-159679 , 0001193125-19-159696 and 0001193125-19-159708);

•	Report on Form 6-K filed on May 30, 2019;

•	Report on Form 6-K filed on June 27, 2019; and

•	Report on Form 6-K filed on June 28, 2019.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date hereof and prior to the termination of the offering of the Notes under this prospectus supplement if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which the accompanying prospectus, as supplemented, forms a part.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You may obtain copies of those documents by requesting them in writing or by telephoning us at the following address: Bank of Montreal, 100 King Street West, 1 First Canadian Place, 21st Floor, Toronto, Ontario, Canada, M5X 1A1, Attention: Corporate Secretary; Telephone: (416) 867-6785.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes, and this summary is qualified by the detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, and the documents incorporated by reference into this prospectus supplement, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

Issuer	Bank of Montreal

Securities Offered	4.800% Fixed Rate Resetting Non-Cumulative Subordinated Additional Tier 1 Capital Notes (Non-Viability Contingent Capital (NVCC)) (the “Notes”)

Aggregate Principal Amount	US$500,000,000

Issue Date	July 30, 2019 (the “Issue Date”)

Reset Dates	August 25, 2024 and each fifth anniversary date thereafter (each such date, a “Reset Date”).

Maturity Date	The Notes have no scheduled maturity or redemption date. Accordingly, the Bank is not required to make any repayment of the principal amount of the Notes except if an Event of Default (as defined herein) has occurred and provided that an NVCC Automatic Conversion (as defined herein) has not occurred.

Interest Rate	From and including the Issue Date to, but excluding, August 25, 2024 (the “First Reset Date”), interest will accrue on the Notes at an initial rate equal to 4.800% per annum. Thereafter, for each period commencing on a Reset Date, from and including such Reset Date to, but excluding the following Reset Date (each, a “Subsequent Fixed Rate Period”), interest will accrue on the Notes at a rate per annum equal to the applicable Treasury Yield plus 2.979%, as determined by the calculation agent two business days prior to the commencement of such period (each, a “Reset Interest Determination Date”). For the purposes of the foregoing:

“Treasury Yield” means, for any Subsequent Fixed Rate Period, (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, that represents the average for the week that ends immediately before the week in which the applicable Reset Interest Determination Date falls, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published by the Board of Governors of the United States Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-Year U.S. Treasury Bond as that rate is displayed on the Reuters screen FEDCMT page or (ii) if there is no such published U.S. Treasury security with a maturity of five-years from the next Reset Date and trading in the public securities markets, then the rate will be determined by the calculation agent by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recent H.15. If the Treasury Yield cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Treasury Yield will be the same interest rate determined for the prior Reset Interest Determination Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

Interest Payment Dates	Subject to the Bank’s right to cancel interest payments, interest on the Notes will be payable semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing February 25, 2020.

Discretionary Cancellation of Interest Payments	Interest will be due and payable on an Interest Payment Date only if it is not cancelled by the Bank. Any cancelled interest payments will not be cumulative. The Bank has the sole and absolute discretion at all times and for any reason to cancel (in whole or in part), with notice to the holders of the Notes, any interest payment that would otherwise be payable on any Interest Payment Date. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled interest.

Status and Subordination	The Notes will be our direct unsecured obligations and, in the event of the Bank’s insolvency or winding-up, will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein) and (b) in right of payment equally with and not prior to Deeply Subordinated Indebtedness (as defined herein) (other than Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case, from time to time outstanding. The Notes will constitute subordinated indebtedness for the purposes of the Bank Act (Canada) (the “Bank Act”). In the event of the Bank’s insolvency or winding-up, the Notes will rank ahead of the Bank’s Common Shares and preferred shares.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

Optional Redemption	We may, at our option, redeem the Notes, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) in whole or in part, on any Interest Payment Date on or after the First Reset Date, (ii) in whole but not in part, at any time within 90 days following a Regulatory Event Date and (iii) in whole but not in part, at any time following the occurrence of a Tax Event, in each case, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date fixed for redemption (in each case except to the extent such unpaid interest was cancelled as described under “Description of the Notes — Discretionary Cancellation of Interest Payments”). For the purposes of the foregoing:

“Regulatory Event Date” means the date specified in a letter or other written communication from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 1 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Tax Event” means:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after the date of this prospectus supplement, and which in the written opinion to the Bank of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank becoming obligated to pay, on the next succeeding date on which payment under the Notes is due, “Additional Amounts” with respect to the Notes as described under “Description of the Notes — Payment of Additional Amounts;” or

(ii)

on or after the date of this prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank of legal counsel of recognized standing, will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank becoming obligated to pay, on the next succeeding date on which payment under the Notes is due, Additional Amounts with respect to the Notes; or

(iii)

the Bank has received an opinion of independent legal counsel of recognized standing experienced in such matters to the effect that, as a result of, (x) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (y) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (z) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (x), (y) or (z), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (iii) shall not apply in respect of the deductibility of interest on the Notes.

Payment of Additional Amounts	Subject to the Bank’s right to cancel interest payments, the Bank will pay Additional Amounts in respect of any withholding or deduction imposed in respect of payments on the Notes subject to certain exceptions as described under “Description of the Notes — Payment of Additional Amounts.”

NVCC Automatic Conversion	Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof and as of the start of business on the date on which the Trigger Event occurs, into a number of fully-paid and freely tradable common shares of the Bank (the “Common Shares”) determined by dividing (a) the product of the Multiplier and the Note Value, by (b) the Conversion Price (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

“Conversion Price” means, in respect of each Note, the greater of (i) the Floor Price, and (ii) the Current Market Price.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”) or, if not then listed on the TSX, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs, converted (if not denominated in U.S. dollars) into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs. If no such trading prices are available, the Current Market Price will be the Floor Price.

“Floor Price” means the U.S. dollar equivalent of $5.00 converted into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares.

The adjustment will be calculated to the nearest one-tenth of one cent provided that no adjustment of the Floor Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.25.

“Note Value” means, in respect of each Note, the principal amount of such Note plus any accrued and unpaid interest on such Note to, but excluding, the date of the Trigger Event (except to the extent such unpaid interest was cancelled).

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (New York time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (New York time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser (as defined herein) shall consider in good faith appropriate.

“Relevant Page” means the relevant page on Bloomberg (or such other information service provider) that displays the relevant information.

“Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”), Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective April 2018, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Restrictions on the Payment of Dividends and Retirement of Shares	If on any Interest Payment Date, the Bank does not pay in full the applicable interest on the Notes that is due and payable on such Interest Payment Date (whether as a result of cancellation or otherwise), the Bank will not (a) declare dividends on the Common Shares or the preferred shares of the Bank or (b) redeem, purchase or otherwise retire any Common Shares or preferred shares of the Bank (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Bank), in each case, until the month commencing immediately after the Bank makes an interest payment in full on the Notes.

Common Share Corporate Event	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Prohibited Owners	Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person (as defined herein) or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder (as defined herein) through the acquisition of Common Shares.

Events of Default	The Indenture (as defined herein) governing the Notes will provide that an Event of Default in respect of the Notes will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency. Neither a failure to make a payment on the Notes when due (including any interest payment, whether as a result of cancellation or otherwise) nor an NVCC Automatic Conversion upon the occurrence of a Trigger Event will constitute an Event of Default.

If an Event of Default has occurred, and a Trigger Event has not occurred, the entire principal amount of and accrued and unpaid interest on all of the Notes (except to the extent such unpaid interest was cancelled) will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

Purchase for Cancellation	Subject to the prior approval of the Superintendent, the Bank may, at any time, purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Bank will be cancelled and will not be re-issued.

Agreement with Respect to Principal and Interest Deemed Paid upon NVCC Automatic Conversion	By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion will occur without any further action on the part of such holder or beneficial owner or the Trustee.

U.S. Federal Income Tax Considerations	As described under “U.S. Federal Income Tax Considerations,” the Notes will be treated as equity of the Bank for U.S. federal income tax purposes.

Canadian Federal Income Tax Considerations	As described under “Canadian Federal Income Tax Considerations,” no Canadian withholding tax will apply to interest or principal paid or credited to a Non-Resident Holder by the Bank or to proceeds received by a Non-Resident Holder on the disposition of a Note, including upon redemption, an NVCC Automatic Conversion or purchase for cancellation.

Form and Denomination	The Notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company. The Notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Use of Proceeds	The net proceeds will be contributed to the general funds of the Bank and will qualify as Tier 1 capital of the Bank for regulatory purposes.

No Public Trading Market	We do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this prospectus supplement.

Trustee	Wells Fargo Bank, National Association.

Paying Agent	Wells Fargo Bank, National Association.

Calculation Agent	The calculation agent has not been appointed and we will appoint a calculation agent for the Notes prior to the First Reset Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent.

Conflicts of Interest	As described in “Supplemental Plan of Distribution (Conflicts of Interest),” BMO Capital Markets Corp. is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

Risk Factors	See “Risk Factors” in this prospectus supplement beginning on page S-11 and in the accompanying prospectus beginning on page 8 for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus and the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2018, and in subsequent quarterly reports to shareholders that we will file on Form 6-Ks, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider whether the Notes are suited to your particular circumstances. This section describes the most significant risks relating to the terms of the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

The Notes are loss-absorption financial instruments that involve significant risk and may not be a suitable investment for all investors.

The Notes are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve significant risks. Each potential investor in the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes, such as the provisions governing discretionary cancellation of interest payments and the NVCC Automatic Conversion, including the circumstances constituting a Trigger Event. A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of the NVCC Automatic Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Notes have no scheduled maturity and no scheduled redemption date and holders do not have any right to accelerate the repayment of the principal amount of the Notes.

The Notes have no scheduled maturity and no scheduled redemption date and you do not have the right to cause the Notes to be redeemed. Although the Bank may elect to redeem the Notes under certain circumstances as described under “Description of the Notes — Redemption,” the Bank has no obligation to return the principal amount of the Notes to holders. In addition, there is no right of acceleration in the case of any non-payment of interest (whether by cancellation or otherwise) on or other amounts owing under the Notes or in the case of a failure by the Bank to perform any other covenant under the Notes or under the Indenture governing the Notes. An Event of Default (as defined in the Indenture) will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any act that may be substituted therefor, as from time to time amended, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency. Accordingly, the Bank is not required to make any repayment of the principal amount of the Notes except if an Event of Default has occurred and provided that an NVCC Automatic Conversion has not occurred. The operation of any of these provisions may cause holders to lose part or all of their investment in the Notes.

Interest on the Notes will be due and payable only at the Bank’s sole and absolute discretion, and the Bank may cancel interest payments (in whole or in part) at any time. Cancelled interest will not be due and will not accumulate or be payable at any time thereafter and you will have no rights to the cancelled interest.

Interest on the Notes will be due and payable only at the Bank’s sole discretion, and the Bank will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled in accordance with the terms of the Notes.

Cancelled interest will not be due and will not accumulate or be payable at any time thereafter, and holders of the Notes will have no rights to the cancelled interest or to receive any additional interest or compensation as a result of such cancellation. Accordingly, the Bank will be under no obligation to make up for such non-payment at any later point in time. Any such cancellation will also not constitute an Event of Default under the Indenture or the Notes and will not permit any acceleration of the repayment of any principal of the Notes. As a result, you may not receive any interest on any Interest Payment Date or at any other time, and you will have no claims whatsoever in respect of that cancelled interest. Failure to provide notice of a cancellation of interest to holders of the Notes will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Notes any rights as a result of such failure. The market may have certain expectations with respect to the Bank making interest payments in the future on the basis of past practice or otherwise and such expectations may be reflected in the market price of the Notes. Any actual or anticipated cancellation of interest on the Notes will likely have an adverse effect on the market price of the Notes. In addition, as a result of the interest cancellation provisions of the Notes, the market price of the Notes may be more volatile than the market prices of other debt securities on which interest accrues that are not subject to such cancellation and may be more sensitive generally to adverse changes in the Bank’s financial condition.

Events of Default under the Indenture and your remedies in the case of a breach of the Bank’s obligations under the Notes will be limited.

The Indenture governing the Notes will provide that an Event of Default (as defined in the Indenture) in respect of the Notes will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency. An NVCC Automatic Conversion upon the occurrence of a Trigger Event will not constitute an Event of Default.

Holders of Notes will have no right of acceleration in the case of a default in the payment of any amount due on the Notes or a default in the performance of any covenant of the Bank under the Indenture, although a legal action could be commenced to enforce such covenant.

The Notes are subject to automatic conversion into Common Shares upon a Trigger Event.

Upon the occurrence of a Trigger Event and an NVCC Automatic Conversion, an investment in the Notes will automatically and immediately become an investment in Common Shares without the consent of the holders. Prior to the conversion of the Notes to Common Shares pursuant to an NVCC Automatic Conversion, holders of Notes are not entitled to any rights of holders of Common Shares, including any rights of shareholders to receive notice, to attend or to vote at any meeting of the shareholders of the Bank. After an NVCC Automatic Conversion, a holder of Notes will no longer have any rights as a holder of Notes and will only have rights as a holder of Common Shares. Given the nature of a Trigger Event, a holder of Notes will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent or wound-up after the occurrence of a Trigger Event, as a result of an NVCC Automatic Conversion, the holders of Common Shares may receive, if anything, substantially less than the holders of the Notes might have received had the Notes not been converted into Common Shares. An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

A Trigger Event involves a subjective determination outside our control.

The decision as to whether a Trigger Event will occur is a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. Such determination will be beyond the control of the Bank. See the definition of Trigger Event under “Description of the Notes — NVCC Automatic Conversion.”

OSFI has stated that the Superintendent will consult with the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada prior to making a non-viability determination. The conversion of contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance, would likely be used along with the conversion of contingent instruments to maintain an institution as a going concern.

In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent will consider, in consultation with the authorities referred to above, all relevant facts and circumstances. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of whether, among other things:

•	the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•	the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•	the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•	the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•	the Bank failed to comply with an order of the Superintendent to increase its capital;

•

in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•

the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

If a Trigger Event occurs, then the interests of depositors, other creditors of the Bank, and holders of bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes. The Superintendent retains full discretion to choose not to trigger non-viable contingent capital notwithstanding a determination that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, holders of Notes may be exposed to losses through the use of other resolution tools or in liquidation.

The number and value of Common Shares to be received on an NVCC Automatic Conversion is variable.

The number of Common Shares to be received for each Note is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price. If there is an NVCC Automatic Conversion at a time when the Current Market Price of the Common Shares is below the Floor Price, investors may receive Common Shares with an aggregate market price less than the Note Value.

The Bank is expected to have outstanding from time to time other securities including, without limitation, other Subordinated Indebtedness (as defined herein) and preferred shares, that will automatically convert into

Common Shares upon a Trigger Event. Certain series of notes may use a lower Floor Price or a higher multiplier than those applicable to another series of notes to determine the maximum number of Common Shares to be issued to holders of such instruments upon an NVCC Automatic Conversion. Accordingly, holders of certain series of notes will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other series of notes may be converted into Common Shares at a conversion rate that is more favorable to the holders of such series of notes than the rate applicable to the holders of the first series of notes, thereby further diluting the value of the Common Shares received by holders of the first series following an NVCC Automatic Conversion.

Common Shares received on an NVCC Automatic Conversion may be subject to further dilution.

In the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken to restore or maintain the viability of the Bank under the Canadian bank resolution powers, including the injection of new capital and the issuance of additional Common Shares or other securities. Accordingly, holders of Notes will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, at a conversion rate that is more favorable to the holders of such obligations than the rate applicable to the Notes, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares, the holders of shares other than Common Shares, and the holders of Notes that will become holders of Common Shares upon an NVCC Automatic Conversion.

In particular, as part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks provide for a bank recapitalization regime (collectively, the “Bail-In Regime”) for banks designated by the Superintendent as domestic systemically important banks, which include the Bank. If the CDIC were to take action under the Canadian bank resolution powers with respect to the Bank, this could result in a conversion of prescribed types of shares and liabilities in whole or in part – by means of a transaction or series of transactions and in one or more steps – into Common Shares of the Bank or any of its affiliates (a “Bail-In Conversion”). Subject to certain exceptions, including for certain structured notes, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to Bail-In Conversion. Shares, other than common shares, and subordinated debt are also subject to a Bail-In Conversion, unless they are non-viability contingent capital.

Given that the Notes are subject to NVCC Automatic Conversion, the Notes are not subject to Bail-In Conversion. However, the Bail-In Regime provides that the CDIC must use its best efforts to ensure that the prescribed types of shares and liabilities are converted only if all subordinate prescribed shares and liabilities and any subordinate non-viability contingent capital (such as the Notes) have previously been converted or are converted at the same time. Accordingly, in the case of a Bail-In Conversion, the Notes would be subject to NVCC Automatic Conversion prior to, or at the same time as, a Bail-In Conversion. In addition, the Bail-in Regime prescribes that holders of unsubordinated or senior ranking instruments that are subject to Bail-In Conversion must receive more common shares per dollar amount converted than holders of any subordinate ranking instruments that are subject to Bail-In Conversion or NVCC instruments converted, including the Notes. The holders of senior ranking instruments that are subject to Bail-In Conversion would therefore receive Common Shares at a conversion rate that would be more favorable to the holders of such obligations than the rate applicable to the Notes.

Circumstances surrounding a potential NVCC Automatic Conversion will have an adverse effect on the market price of the Notes.

The occurrence of a Trigger Event is a subjective determination by the Superintendent that the conversion of all contingent instruments is reasonably likely to restore or maintain the viability of the Bank. As a result, an

NVCC Automatic Conversion may occur in circumstances that are beyond the control of the Bank. Also, even in circumstances where the market expects the Superintendent to cause an NVCC Automatic Conversion, the Superintendent may choose not to take that action. Because of the inherent uncertainty regarding the determination of when an NVCC Automatic Conversion may occur, it will be difficult to predict, when, if at all, the Notes will be mandatorily converted into Common Shares. Accordingly, trading behavior in respect of the Notes is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes and the Common Shares, whether or not such Trigger Event actually occurs.

In the event of the insolvency or winding-up of the Bank, the Bank may not have enough assets remaining after payments to senior creditors to pay amounts due under the Notes.

Under the terms of the Notes, you have irrevocably consented to the principal and interest being deemed paid in full by the issuance of Common Shares upon an NVCC Automatic Conversion.

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion will occur without any further action on the part of such holder or beneficial owner or the Trustee.

The Bank reserves the right not to deliver Common Shares upon an NVCC Automatic Conversion

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any person whom the Bank has reason to believe is an Ineligible Person (as defined herein) or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will attempt to facilitate the sale of such Common Shares. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.

The Notes are subject to optional early redemption on any Interest Payment Date on or after the First Reset Date, following a Regulatory Event Date and upon the occurrence of a Tax Event, subject to certain conditions.

We may, at our option, redeem the Notes, with the prior written approval of the Superintendent, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) in whole or in part, on any Interest Payment Date on or after the First Reset Date, (ii) in whole but not in part, at any time within 90 days following a Regulatory Event Date and (iii) in whole but not in part, at any time following the occurrence of a Tax Event, in each case, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date fixed for redemption (in each case except to the extent such unpaid interest was cancelled as described under “Description of the Notes — Discretionary Cancellation of Interest Payments”). If we redeem the Notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Notes may limit their market value, which generally will not rise substantially above the price at which the Notes can be redeemed. Additionally, although the terms of the Notes have been established to satisfy the criteria for additional Tier 1 capital within the meaning of the regulatory capital adequacy requirements to which the Bank is subject, it is possible that the Notes may not satisfy the criteria in future rulemaking or interpretations.

The Notes will rank subordinate to all Higher Ranked Indebtedness on insolvency or winding-up and the rights of the holders of Notes will be further subordinated upon an NVCC Automatic Conversion.

The Notes will be our direct unsecured obligations and, in the event of the Bank’s insolvency or winding-up, will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein) and (b) in right of payment equally with and not prior to Deeply Subordinated Indebtedness (as defined herein) (other than Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case, from time to time outstanding. The Notes will constitute subordinated indebtedness for the purposes of the Bank Act. In the event of the Bank’s insolvency or winding-up, the Notes will rank ahead of the Bank’s Common Shares and preferred shares. Accordingly, if the Bank becomes insolvent or is wound-up while the Notes remain outstanding, and provided that an NVCC Automatic Conversion has not occurred, the Bank’s assets must be used to pay Higher Ranked Indebtedness, including other Subordinated Indebtedness, except Deeply Subordinated Indebtedness before payments may be made on the Notes. Except to the extent regulatory capital requirements affect the Bank’s decisions to issue subordinated or more senior debt, there is no limit on the Bank’s ability to incur additional subordinated debt or more senior debt. In the event of the insolvency or winding-up of the Bank, the Bank may not have enough assets remaining after payments to senior creditors to pay amounts due under the Notes.

In addition, upon the occurrence of a Trigger Event, all of the Bank’s obligations under the Notes will be deemed paid in full by the issuance of Common Shares upon an NVCC Automatic Conversion, and each holder will be effectively further subordinated due to the change in their status following an NVCC Automatic Conversion from being the holder of a debt instrument ranking ahead of holders of Common Shares to being a holder of Common Shares. As a result, upon the occurrence of an NVCC Automatic Conversion, the holders could lose all or part of their investment in the Notes irrespective of whether the Bank has sufficient assets available to settle what would have been the claims of the holders of the Notes or other securities subordinated to the same extent as the Notes, in proceedings relating to an insolvency or winding-up.

The Notes are structurally subordinated to the liabilities of our subsidiaries.

If we become insolvent, the Bank Act provides that priorities among payments of our deposit liabilities and payments of all of our other liabilities (including payments in respect of the Notes) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In addition, there are regulatory and other legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of the Notes should look only to our assets and not those of our subsidiaries for payments on the Notes.

Holders of Notes may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Notes in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability to you, if any, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

The Bank has no limitation on issuing senior or pari passu securities.

The Indenture governing the Notes will not contain any financial covenants and will contain only limited restrictive covenants. In addition, the Indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the Notes.

There is no established trading market for the Notes.

Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange and the Bank does not intend to list the Notes on any securities exchange. Each of the underwriters may from time to time purchase and sell Notes in the secondary market, but no underwriter is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the underwriters may make a market in the Notes, but the underwriters are not obligated to do so and may discontinue any market-making activity at any time. Accordingly, purchasers of Notes may not be able to resell Notes purchased under this prospectus supplement. This may affect the pricing of such Notes in the secondary market, the transparency and availability of trading prices, the liquidity of such Notes and the extent of issuer regulation.

We currently intend to apply to list the Common Shares that would be issued in the event of an NVCC Automatic Conversion on the TSX and the NYSE in accordance with their respective rules and requirements. However, there is no assurance that such Common Shares will be listed on the TSX and the NYSE.

If a trading market develops, the Notes may trade with accrued interest even though interest may not be paid on the relevant Interest Payment Date.

If an active trading market develops for the Notes, their prices are expected to appear with accrued interest. However, if a payment of interest on any Interest Payment Date is cancelled (in each case, in whole or in part) and thus is not due and payable, holders will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant Interest Payment Date. This may affect holders’ ability to sell the Notes in the secondary market and, as a result, the value of holders’ investment in the Notes.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline.

Upon issuance, it is expected that the Notes will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Bank is under no obligation to ensure the Notes are rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Bank’s business, so warrant. If the Bank determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Bank to rate the Notes may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Bank could adversely affect the market value and liquidity of the Notes.

The Notes are not covered by deposit insurance.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution. Therefore, you will not be entitled to insurance from the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation or other such protection, and as a result, you could lose all or a portion of your investment.

Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, could have an impact on holders of the Notes.

The financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. We monitor such developments, and other potential changes, such as reforms of the U.S. financial regulatory system following the U.S. election or the potential impacts of a United Kingdom withdrawal from the European Union, so that BMO is well-positioned to respond to and implement any required changes. We continue to strive to put our customers first as a mitigant to compliance and consumer protection issues. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.

The U.S. federal income tax treatment of instruments such as the Notes is uncertain and, accordingly, the U.S. Internal Revenue Service (“IRS”) may take a different position than an investor regarding the appropriate characterization and treatment of the Notes.

There is no authority that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that provides for an NVCC Automatic Conversion upon the occurrence of a Trigger Event. While we believe that the Notes will be treated as equity for U.S. federal income tax purposes, the IRS could assert an alternative tax treatment of the Notes for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS would not have adverse U.S. federal income tax consequences to a U.S. Holder (as defined below in “U.S. Federal Income Tax Considerations”) of the Notes. Each U.S. prospective investor should consult their own tax advisor regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS successfully asserts a characterization that differs from the investor’s characterization of the Notes.

Fiduciaries of certain plans should consult with counsel.

This paragraph is relevant only if you are a fiduciary of a plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (each such plan, a “Plan”), or a governmental, church or non-U.S. plan subject to similar laws. Fiduciaries of a Plan or a governmental, church or non-U.S. plan subject to similar laws should consult with their counsel regarding their proposed investment in the Notes and the deemed representations they are required to make. See “Employee Retirement Income Security Act” in this prospectus supplement and in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately US$494,800,000, after deducting the underwriting commission and estimated offering expenses payable by us. The net proceeds will be contributed to the general funds of the Bank and will qualify as Tier 1 capital of the Bank for regulatory purposes.

CONSOLIDATED CAPITALIZATION

The following table sets out the Bank’s consolidated capitalization as at April 30, 2019:

•	on an actual basis; and

•	on a pro forma as adjusted basis to give effect to the sale and issuance of Notes in this offering.

This table should be read in conjunction with our audited consolidated financial statements for the year ended October 31, 2018 and management’s discussion and analysis of financial condition and results of operations in our Annual Report on Form 40-F for the year ended October 31, 2018, and our condensed interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations in our Quarterly Report for the quarter ended April 30, 2019, filed with the SEC on Form 6-K, both of which are incorporated by reference into this prospectus supplement.

	As at April 30, 2019
	Actual	As adjusted
	(in millions of Canadian dollars)
Subordinated Debt	$6,953	$6,953

Total Equity
Preferred Shares & Other Equity Instruments(1)(2)	4,690	5,342
Common Shares	12,939	12,939
Contributed Surplus	307	307
Retained Earnings	27,405	27,398
Accumulated Other Comprehensive Income	4,054	4,054

Total Shareholders’ Equity	49,395	50,040
Non-Controlling Interest in Subsidiaries	—	—

Total Equity	49,395	50,040

Total Capitalization	$56,348	$56,993

(1)

Preferred Shares classified under Shareholders’ Equity consist of Class B Preferred Shares Series 25, 26, 27, 29, 31, 33, 35, 36, 38, 40, 42, 44 and 46. For more information on the classification of Preferred Shares, please refer to Note 16 of our audited consolidated financial statements for the year ended October 31, 2018, incorporated by reference in this prospectus supplement, and Note 7 of our unaudited interim consolidated financial statements for the quarter ended April 30, 2019, incorporated by reference in this prospectus supplement.

(2)

Other equity instruments represent our U.S. dollar denominated subordinated notes classified as equity and form part of our additional Tier 1 non-viability contingent capital. These notes are compound financial instruments that have both equity and liability features. On the date of issuance, we assigned an insignificant value to the liability component on the notes and, as a result, the proceeds received upon issuance of the notes have been classified as equity. The rights of the holders of these notes are subordinate to the claims of depositors and certain other creditors and rank above our common and preferred shares.

DESCRIPTION OF THE NOTES

The Notes will constitute a series of Fixed Rate Resetting Non-Cumulative Subordinated Additional Tier 1 Capital Notes (Non-Viability Contingent Capital (NVCC)) issued under the Subordinated Debt Indenture, dated as of December 12, 2017 (the “Base Indenture”), between us and Wells Fargo Bank, National Association, as trustee, as amended and supplemented by a supplemental indenture, to be entered into on or about the date the Notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among us and Wells Fargo Bank, National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act.

The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

General

The Notes will be our direct unsecured obligations and, in the event of the Bank’s insolvency or winding-up, will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein) and (b) in right of payment equally with and not prior to Deeply Subordinated Indebtedness (as defined herein) (other than Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case, from time to time outstanding. The Notes will constitute subordinated indebtedness for the purposes of the Bank Act. In the event of the Bank’s insolvency or winding-up, the Notes will rank ahead of the Bank’s Common Shares and preferred shares.

The Notes have no scheduled maturity or scheduled redemption date.

Interest will be due and payable on an Interest Payment Date only if it is not cancelled. By acquiring the Notes, the holders of the Notes acknowledge and agree that the Bank has the sole and absolute discretion at all times and for any reason to cancel (in whole or in part), with notice to the holders of the Notes, any interest payment that would otherwise be payable on any Interest Payment Date.

From and including the Issue Date to, but excluding, August 25, 2024 (the “First Reset Date”), interest will accrue on the Notes at an initial rate equal to 4.800% per annum. Thereafter, for each period commencing on a Reset Date, from and including such Reset Date to, but excluding the following Reset Date (each, a “Subsequent Fixed Rate Period”), interest will accrue on the Notes at a rate per annum equal to the applicable Treasury Yield plus 2.979%, as determined by the calculation agent two business days prior to the commencement of such period (each, a “Reset Interest Determination Date”). Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof and as of the start of business on the date on which the Trigger Event occurs, into a number of fully-paid and freely tradable Common Shares determined by dividing (a) the product of the Multiplier (as defined herein) and the Note Value (as defined herein), by (b) the Conversion Price (as defined herein). See “— NVCC Automatic Conversion.”

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

The Notes will not be subject to Bail-In Conversion (as defined in “Risk Factors — Common Shares received on an NVCC Automatic Conversion may be subject to further dilution.”).

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of capital notes or subordinated indebtedness the Bank may issue. Notwithstanding any provision of the Indenture, the Bank may not, without the prior approval of the Superintendent, amend or vary terms of the Notes that would affect the recognition of the Notes as regulatory capital under capital adequacy requirements adopted by the Superintendent.

Payment of the principal and interest, if any, on the Notes will be made in U.S. dollars. The Bank will pay the principal and interest, if any, in immediately available funds to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the book-entry Notes.

The Notes are not entitled to the benefits of any sinking fund.

The provisions of the Base Indenture relating to defeasance (described under the heading “Description of the Debt Securities We May Offer — Defeasance” in the accompanying prospectus) will not be applicable to the Notes.

The Notes will be issued in denominations of US$1,000 and integral multiples of US$1,000 in excess of such amount. Upon issuance, the Notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, The Depository Trust Company, as depositary. You may elect to hold interests in the global notes through either the depositary (in the United States), Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, or indirectly through organizations that are participants in such systems.

As used herein, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Description of the Notes — Legal Ownership” in this prospectus supplement and “Description of the Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Maturity

The Notes have no scheduled maturity or scheduled redemption date.

Interest Rate

Initial Fixed Rate Period

From and including the Issue Date to, but excluding, the First Reset Date (the “Initial Fixed Rate Period”), interest will accrue on the Notes at an initial rate equal to 4.800% per annum.

Subsequent Fixed Rate Periods

From and including each Reset Date to, but excluding the following Reset Date (each, a “Subsequent Fixed Rate Period”), interest will accrue on the Notes at a rate per annum equal to the applicable Treasury Yield plus 2.979%, as determined by the calculation agent on the applicable Reset Interest Determination Date. For the purposes of the foregoing:

“Treasury Yield” means, for any Subsequent Fixed Rate Period, (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, that represents the average for the week that ends immediately before the week in which the applicable Reset Interest Determination Date falls, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published by the Board of Governors of the United States Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-Year U.S. Treasury Bond as that rate is displayed on the Reuters screen FEDCMT page or (ii) if there is no such published U.S. Treasury security with a maturity of Five-years from the next Reset Date and trading in the public securities markets, then the rate will be determined by the calculation agent by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recent H.15. If the Treasury Yield cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Treasury Yield will be the same interest rate determined for the prior Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the interest rate on the Notes be less than zero.

The calculation agent has not been appointed and we will appoint a calculation agent for the Notes prior to the First Reset Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent. All determinations and calculations of the calculation agent, in the absence of manifest error, will be conclusive and binding on us and the holders of the Notes.

Interest Payment Dates

Subject to the Bank’s right to cancel interest payments, interest on the Notes will be payable semi-annually in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing February 25, 2020.

If any Interest Payment Date or any redemption date falls on a day that is not a business day for the Notes, we will postpone the making of such interest or principal payments to the next succeeding business day (and no interest will be paid in respect of the delay). As used herein, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario.

The record date for the Notes will be February 10 and August 10, whether or not a business day, next preceding the related Interest Payment Date.

Interest on the Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

Discretionary Cancellation of Interest Payments

Interest will be due and payable on an Interest Payment Date only if it is not cancelled. The Bank has the sole and absolute discretion at all times and for any reason to cancel (in whole or in part), with notice to the holders of the Notes, any interest payment that would otherwise be payable on any Interest Payment Date. As a result, you may not receive any interest on any Interest Payment Date or at any other times, and you will have no claims whatsoever in respect of that cancelled interest.

Such cancelled interest will not accumulate or be due and payable at any time thereafter and the holders and the beneficial owners of the Notes will not have any right to or claim against the Bank with respect to such interest amount. Any such cancellation will not constitute an Event of Default (as defined in the Indenture) and the holders of the Notes will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Upon any election by the Bank to cancel (in whole or in part) any interest payment, the Bank will give notice to the holders of the Notes through the depositary and to the Trustee on or prior to the relevant Interest Payment Date, specifying the amount of the relevant interest cancellation and, accordingly, the amount (if any) of the interest that will be paid on such Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the Notes any rights as a result of such failure.

In the event that the Bank has not cancelled interest that is due and payable on any Interest Payment Date and has not punctually paid or duly provided for payment on such Interest Payment Date, such interest will be paid by the Bank on the next succeeding Interest Payment Date; provided that no additional interest or compensation will accrue on such unpaid interest or be payable as a result of such delay in payment.

Restrictions on the Payment of Dividends and Retirement of Shares

If on any Interest Payment Date, the Bank does not pay in full the applicable interest on the Notes that is due and payable on such Interest Payment Date (whether as a result of cancellation or otherwise), the Bank will not (a) declare dividends on the Common Shares or the preferred shares of the Bank or (b) redeem, purchase or otherwise retire any Common Shares or preferred shares of the Bank (except pursuant to any purchase obligation, retraction privilege or mandatory redemption provisions attaching to any preferred shares of the Bank), in each case, until the month commencing immediately after the Bank makes an interest payment in full on the Notes.

Status and Subordination

The Notes will be our direct unsecured obligations and, in the event of the Bank’s insolvency or winding-up, will rank (a) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness and (b) in right of payment equally with and not prior to Deeply Subordinated Indebtedness (other than Deeply Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case, from time to time outstanding. The Notes will constitute subordinated indebtedness for the purposes of the Bank Act. In the event of the Bank’s insolvency or winding-up, the Notes will rank ahead of the Bank’s Common Shares and preferred shares. For the purposes of the foregoing:

“Deeply Subordinated Indebtedness” means Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

“Higher Ranked Indebtedness” at any time means all Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness of the Bank then outstanding) other than Deeply Subordinated Indebtedness.

“Indebtedness” at any time means all deposit liabilities of the Bank at such time and all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent pursuant to the Bank Act or with International Financial Reporting Standards as issued by the International Accounting Standards Board, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

If an NVCC Automatic Conversion occurs, the rights, terms and conditions of the Notes, including with respect to priority and subordination, will no longer be relevant as all the Notes will have been converted into Common Shares which will rank on parity with all other outstanding Common Shares.

The subordination provisions and the provisions relating to an NVCC Automatic Conversion of the Indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Redemption

We may, at our option, redeem the Notes, with the prior written approval of the Superintendent, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, (i) in whole or in part, on any Interest Payment Date on or after the First Reset Date, (ii) in whole but not in part, at any time within 90 days following a Regulatory Event Date and (iii) in whole but not in part, at any time following the occurrence of a Tax Event, in each case, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date fixed for redemption (in each case except to the extent such unpaid interest was cancelled as described under “— Discretionary Cancellation of Interest Payments”). For the purposes of the foregoing:

“Regulatory Event Date” means the date specified in a letter or other written communication from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 1 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Tax Event” means:

(i)

as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after the date of this prospectus supplement, and which in the written opinion to the Bank of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank becoming obligated to pay, on the next succeeding date on which payment under the Notes is due, “Additional Amounts” with respect to the Notes as described under “— Payment of Additional Amounts;” or

(ii)

on or after the date of this prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank of legal counsel of recognized standing, will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank becoming obligated to pay, on the next succeeding date on which payment under the Notes is due, Additional Amounts with respect to the Notes; or

(iii)

the Bank has received an opinion of independent legal counsel of recognized standing experienced in such matters to the effect that, as a result of, (x) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (y) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (z) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (x), (y) or (z), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (iii) will not apply in respect of the deductibility of interest on the Notes.

A notice of redemption will be irrevocable, except that the occurrence of a Trigger Event prior to the date fixed for redemption will automatically rescind such notice of redemption and, in such circumstances, no Notes will be redeemed and no payment in respect of the Notes will be due and payable.

Any Notes redeemed by the Bank will be cancelled and will not be reissued. The Notes are not redeemable at the option or election of holders.

Purchase for Cancellation

Subject to the prior approval of the Superintendent, the Bank may, at any time, purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Bank will be cancelled and will not be re-issued. The purchases may be made in the open market or by tender or private agreement, in any manner and at any price or at differing prices. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

Covenants

The Bank will not be restricted by the Indenture or the Notes from incurring, assuming or becoming liable for any type of debt or other obligations or purchasing or redeeming its capital stock except as set forth in “—Restrictions on the Payment of Dividends and Retirement of Shares.” Neither the Indenture nor the Notes will require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor will they contain any covenants or other provisions that would limit the Bank or its subsidiaries’ rights to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on the Bank’s or its subsidiaries’ assets. Neither the Indenture nor the Notes will contain any provisions that would require the Bank to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events that may adversely affect the creditworthiness of the Notes, for example, a highly leveraged transaction.

Payment of Additional Amounts

Subject to the Bank’s right to cancel interest payments, all payments made by the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the Notes, the Bank will pay to each holder of such Notes as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no Additional Amounts will be payable with respect to a payment made to a holder in respect of the beneficial owner thereof:

•	with which the Bank does not deal at arm’s-length (for the purposes of the Income Tax Act (Canada)) (the “Tax Act”) at the time of the making of such payment;

•

which is a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm’s-length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Bank;

•

which is subject to such Canadian taxes by reason of the holder being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

•

which is subject to such Canadian taxes by reason of the holder’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that the Bank advises the Trustee and the holders of such Notes then outstanding of any change in such requirements);

•

with respect to any Note presented for payment more than 30 days after the later of (i) the date payment is due and (ii) the date on which funds are made available for payment, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting same for payment on or before such thirtieth day;

•	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge; or

•

which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that the Canadian taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such Notes.

The Bank will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Bank will furnish to the registered holders of the relevant Notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment.

In any event, no Additional Amounts will be payable under the provisions described above in respect of any Note in excess of the Additional Amounts which would be required if, at all relevant times, the beneficial owner of such Note were a resident of the United States for purposes of, and was entitled to the benefits of the

Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders in respect of beneficial owners of the Notes may be less than the amount of Canadian taxes withheld or deducted and, accordingly, the net amount received by such holders of those Notes will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Canadian taxes.

Wherever in the Indenture governing the Notes there is mentioned, in any context, the payment of principal, or any premium or interest or any other amount payable under or with respect to a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable as set forth in this section in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

Notwithstanding the foregoing, all payments shall be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding, a “FATCA Withholding Tax”), and no Additional Amounts will be payable as a result of any such FATCA Withholding Tax.

NVCC Automatic Conversion

General

Upon the occurrence of a Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, without the consent of the holders thereof and as of the start of business on the date on which the Trigger Event occurs, into a number of fully-paid and freely tradable Common Shares determined by dividing (a) the product of the Multiplier and the Note Value, by (b) the Conversion Price (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

“Conversion Price” means, in respect of each Note, the greater of (i) the Floor Price and (ii) the Current Market Price.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the TSX or, if not then listed on the TSX, on another exchange or market chosen by the board of directors of the Bank on which the Common Shares are then traded, for the 10 consecutive trading days ending on the trading day immediately prior to the date on which the Trigger Event occurs, converted (if not denominated in U.S. dollars) into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs. If no such trading prices are available, the Current Market Price will be the Floor Price.

“Floor Price” means the U.S. dollar equivalent of $5.00 converted into U.S. dollars at the Prevailing Rate on the day immediately prior to the date on which the Trigger Event occurs, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment will be calculated to the nearest one-tenth of one cent provided that no adjustment of the Floor Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Bank at its own expense.

“Multiplier” means 1.25.

“Note Value” means, in respect of each Note, the principal amount of such Note plus any accrued and unpaid interest on such Note to, but excluding, the date of the Trigger Event (except to the extent such unpaid interest was cancelled).

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (New York time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (New York time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall consider in good faith appropriate.

“Relevant Page” means the relevant page on Bloomberg (or such other information service provider) that displays the relevant information.

Trigger Event has the meaning set out in the OSFI, Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective April 2018, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

In any case where the aggregate number of Common Shares to be issued to a holder of Notes pursuant to an NVCC Automatic Conversion includes a fraction of a Common Share, such number of Common Shares to be issued to such holder will be rounded down to the nearest whole number of Common Shares and no cash payment will be made in lieu of such fractional Common Share. Notwithstanding any other provision of the Indenture, the conversion of such Notes will not be an Event of Default (as defined herein) and the only consequence of a Trigger Event under the provisions of the Indenture and such Notes will be the conversion of such Notes into Common Shares. Upon an NVCC Automatic Conversion, any accrued but unpaid interest (except to the extent such unpaid interest was cancelled) will be included in the Note Value of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes will have no further rights and the Bank will have no further obligations under the Indenture.

Common Share Corporate Event

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon NVCC Automatic Conversion

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person or any person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes. For the purposes of the foregoing:

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States to the extent that the issuance by the Bank of Common Shares or delivery of such shares by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank of Common Shares, or delivery of such shares by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, would, at the time of the Trigger Event, cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

Agreement with Respect to Principal and Interest Deemed Paid upon NVCC Automatic Conversion

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion will occur without any further action on the part of such holder or beneficial owner or the Trustee.

Holders or beneficial owners of Notes that acquire them in the secondary market will be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any NVCC Automatic Conversion.

Events of Default

The Indenture governing the Notes will provide that an “Event of Default” in respect of the Notes will occur only if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring

Act (Canada), or any act that may be substituted therefor, as from time to time amended, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank or otherwise acknowledges its insolvency (provided that a resolution or order for the winding-up of the Bank with a view to its consolidation, amalgamation or merger with another bank or the transfer of its assets as an entirety to such other bank will not constitute an Event of Default if such successor bank will, as a part of such consolidation, amalgamation, merger or transfer, and prior to or contemporaneously with the consummation of the transaction, comply with certain conditions provided for in the Indenture). Neither a failure to make a payment on the Notes when due (including any interest payment, whether as a result of cancellation or otherwise) nor an NVCC Automatic Conversion upon the occurrence of a Trigger Event will constitute an Event of Default.

Remedies if an Event of Default Occurs. If an Event of Default has occurred, and a Trigger Event has not occurred, the entire principal amount of and any accrued and unpaid interest on all of the Notes (except to the extent such unpaid interest was cancelled) will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. If an Event of Default occurs, the Trustee will have special duties. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If any provisions of the Bank Act or any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent in relation thereto limit the payment of such unpaid principal and interest before a specified time, the obligation of the Bank to make such payment will be subject to such limitation.

Except in cases of an Event of Default in which the Trustee has the standard of care described in the immediately preceding paragraph, the Trustee is not required to take any action under the Indenture at the request of any holders of Notes unless the holders offer the Trustee protection from expenses and liability, in the form of security or an indemnity, reasonably satisfactory to the Trustee. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes the following must occur:

•	the holder of the Note must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding Notes must make a written request that the Trustee take action because of such Event of Default;

•	such holder or holders must offer security or indemnity to the Trustee against the cost, expense and other liabilities of taking that action;

•	the Trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the Trustee has not received any direction from a majority in principal amount of all outstanding Notes that is inconsistent with such written request during such 90-day period.

Holders of Notes will have no right of acceleration in the case of a default in the payment of any amount due on the Notes or a default in the performance of any covenant of the Bank under the Indenture, although a legal action could be commenced to enforce such covenant.

Modification and Waiver of the Notes

There are four types of changes the Bank can make to the Indenture and the Notes, each of which is described in the section “Description of Debt Securities We May Offer — Modification and Waiver of the Debt

Securities” in the accompanying prospectus. However, any deletion, addition or variation of the terms and conditions of the Notes which might affect the classification afforded the Notes under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

Further Issues

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of subordinated indebtedness we may issue. The Bank may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further Notes ranking pari passu with the Notes in all respects (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) and so that such further Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

Satisfaction and Discharge

The Indenture will upon the Bank’s request cease to be of further effect, and the Trustee, at the expense of the Bank, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) all Notes authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid and (ii) Notes for whose payment money has been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust) have been delivered to a Trustee for cancellation; (b) the Bank has paid or caused to be paid all other sums payable under the Indenture by the Bank; and (c) the Bank has delivered to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Legal Ownership

Investors who hold their Notes in accounts at banks or brokers will generally not be recognized by us as registered holders of Notes (except as required by law). This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Notes (except as required by law). These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the Notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your Notes in street name, you should check with your own institution to find out:

•	how it handles note payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the Notes if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, under the Notes run only to persons who are registered as holders of Notes. As noted above, we generally do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your Notes in that manner or because the Notes are issued in the form of global notes as described below. For example, once we make payment to the registered holder we have no further responsibility for that payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

As described above, we require that the global note be registered in the name of The Depository Trust Company, as depositary, or its nominee. We also require that the global note not be transferred to the name of any other direct holder except in the special circumstances described in the accompanying prospectus in the section “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance.” Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Any registered holder who transfers any Note must provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and will have no responsibility to verify or ensure the accuracy of such information.

Further details of legal ownership are discussed in the accompanying prospectus in the section “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance.”

Payments

Payment of the principal and interest on the Notes will be made in U.S. dollars. We will pay the principal and interest in immediately available funds to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the Notes. We will not make payments to any indirect holders who own beneficial interests in the Notes. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the accompanying prospectus in the section “Description of Debt Securities We May Offer — Legal Ownership and Book-Entry Issuance.”

Trustee

Wells Fargo Bank, National Association serves as the Trustee for the Notes.

Paying Agent

We have appointed Wells Fargo Bank, National Association as the initial paying agent. We must notify you of changes in the paying agents.

Calculation Agent

The calculation agent has not been appointed and we will appoint a calculation agent for the Notes prior to the First Reset Date. In addition, we or an affiliate of ours may assume the duties of the calculation agent. All determinations and calculations of the calculation agent, in the absence of manifest error, will be conclusive and binding on us and the holders of the Notes.

Governing Law

The Notes and the Indenture will be governed by the laws of the State of New York, except that the provisions relating to an NVCC Automatic Conversion and the subordination provisions in the Indenture and the Notes will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

This section is the opinion of Sullivan and Cromwell LLP, our U.S. counsel. The following summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code, and rulings and decisions now in effect, and the U.S.-Canada Tax Treaty (the “Treaty”), all of which are subject to change, including changes in effective dates and other retroactive changes, or possible differing interpretations. This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to holders in light of their individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. It deals only with Notes held by U.S. Holders (as defined below) as capital assets for tax purposes and does not purport to deal with all of the U.S. federal income tax consequences that may be relevant to holders of the Notes in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, flow-through entities, tax-exempt entities or persons holding the Notes in a tax-deferred or tax-advantaged account, dealers in securities or currencies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, entities classified as partnerships, persons that actually or constructively own 10% or more of the combined voting power of our Common Shares or of the total value of our Common Shares, persons holding Notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging”, “conversion” or other “integrated” transaction for tax purposes, a person that purchases or sells Notes as part of a wash sale for tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. This discussion only deals with holders that purchase the Notes upon original issuance at the offering price indicated on the cover of this prospectus supplement.

If an entity or arrangement that is treated as a partnership holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding the Notes should consult their own tax advisors.

Moreover, all persons considering the purchase of the Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase of the Notes, or ownership and disposition of the Notes, arising under the laws of any other taxing jurisdiction.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

1.	a citizen or individual resident of the United States;

2.

a corporation that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia (including an entity treated as a U.S. corporation for U.S. federal income tax purposes);

3.	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

4.

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

The tax treatment of the Notes will depend in part on whether or not the Bank is classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “-PFIC Considerations”, this discussion assumes that the Bank is not classified as a PFIC for United States federal income tax purposes.

Characterization of the Notes for U.S. federal income tax purposes

There are no authorities addressing the tax consequences of an instrument with terms similar to the Notes. As a result, it is unclear whether the Notes should be treated as equity or debt of the Bank for U.S. federal income tax purposes. We believe and the discussion below assumes, however, that the Notes will be treated as equity of the Bank for U.S. federal income tax purposes. This characterization will be binding on a holder, unless the holder expressly discloses that it is adopting a contrary position on its U.S. federal income tax return.

Distributions on the Notes

In general, the interest payments with respect to the Notes will be treated as dividends to the extent of the Bank’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of such a payment in excess of the Bank’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital to the extent of your tax basis in the Notes and thereafter as capital gain, the tax treatment of which is discussed below under “— Sale or Redemption of the Notes.” Interest payments we make with respect to the Notes that are treated as dividends for U.S. federal income tax purposes may be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Notes for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which is generally the relevant record date in respect of the applicable interest payment date (or, if the interest on the Notes is attributable to a period or periods aggregating over 366 days, provided that you hold the Notes for more than 90 days during the 181-day period beginning 90 days before such date) and meet other holding period requirements. Amounts we pay with respect to the Notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the Notes will include amounts, if any, withheld in respect of Canadian taxes. For more information on Canadian withholding taxes, please see the discussion under “ — Canadian Federal Income Tax Considerations” in this prospectus supplement. Amounts we pay with respect to the Notes will generally be considered foreign-source income to U.S. Holders and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. Subject to applicable limitations, some of which vary depending upon your circumstances, Canadian income taxes withheld from interest payments on the Notes to a U.S. Holder and not eligible for an exemption from Canadian withholding tax (under the Treaty or otherwise) will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax advisor regarding the creditability of foreign taxes in your particular circumstances.

NVCC Automatic Conversion

A U.S. Holder generally will not recognize any gain or loss in respect of the receipt of the Common Shares following an NVCC Automatic Conversion. Your tax basis of the Common Shares received will equal the tax basis of the Notes converted, and the holding period of such Common Shares will generally include the period during which the Notes were held prior to such NVCC Automatic Conversion. In general, your tax basis in your Notes will be equal to the price you paid for them. Where different blocks of Notes were acquired at different times or at different prices, the tax basis and holding period of the Common Shares may be determined by reference to each such block of Notes. The tax basis of any Common Shares received as a taxable adjustment of the Conversion Price, as described below, should be equal to the amount included in income as a constructive distribution, as a result of such adjustment, and the holding period of such stock will commence on the date following such constructive distribution.

Sale or Redemption of the Notes

You will generally recognize capital gain or loss upon the sale or redemption of your Notes (other than a conversion of the Notes into Common Shares, as discussed above) in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your Notes for more than one year. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders that continue to hold equity of the Bank following a redemption of their Notes may be subject to Section 302 of the Code, which could cause the redemption proceeds to be treated as dividend income, as described in “— Distributions on the Notes” above. Please consult your own tax advisor regarding the treatment of sales pursuant to a Common Shares Offer.

Adjustment of the Floor Price

The Floor Price is subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code may treat a U.S. Holder of the Notes as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the Floor Price increase a U.S. Holder’s proportionate interest in our assets or earnings. Adjustments to the Floor Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. Holder of the Notes, however, will generally not be considered to result in a constructive distribution to the U.S. Holder. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), U.S. Holders of Notes may be treated as having received a distribution even though they have not received any cash or property. Any constructive distribution would be includable in such U.S. Holder’s income at its then fair market value in a manner described above under “— Distributions on the Notes.” Although the Bank does not believe that an adjustment in most cases is likely to be treated as giving rise to a taxable distribution, it is possible that the IRS, and, if challenged, a court, could disagree with the Bank’s position.

PFIC Considerations

The Bank does not believe that it should currently be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and does not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that the Bank could become a PFIC in a future taxable year. In general, the Bank will be a PFIC with respect to you if, for any taxable year in which you hold the Notes, either (i) at least 75% of the gross income of the Bank for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Bank’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Bank were to be treated as a PFIC, U.S. Holders of Notes would be required (i) to pay a special addition to tax on certain distributions and gains on sale and (ii) to pay tax on any gain from the sale or other disposition of Notes at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, in certain circumstances the receipt of the Common Shares following an NVCC Automatic Conversion could be treated as a taxable disposition of the Notes. Holders should consult their tax advisors regarding the potential application of the PFIC regime.

Information With Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisors regarding the application of this reporting requirement to your ownership of the Notes.

Backup Withholding and Information Reporting

Information reporting requirements, on IRS Form 1099, generally will apply to interest on the Notes or other taxable distributions made to non-corporate U.S. Holders within the United States and the payment of proceeds to such holders from the sale of Notes effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if the U.S. Holder fails to comply with applicable certification requirements or (in the case of interest payments) such holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

Payment of the proceeds from the sale of Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

U.S. Holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code (“FATCA”) impose a 30% withholding tax on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of securities and to withhold on a portion of payments under the securities to certain holders that fail to comply with the relevant information reporting requirements (or hold securities directly or indirectly through certain non-compliant intermediaries).

The withholding regime is now in effect for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) beginning on the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. As described above, the Bank intends to treat the Notes as equity for U.S. federal income tax purposes. If the Notes are treated as equity for U.S. federal income tax purposes, then payments made in respect of such Notes that were treated as “foreign passthru payments” and paid after such date could be subject to FATCA withholding.

The United States and a number of other jurisdictions, including Canada, have entered into intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). These rules generally limit instances when FATCA withholding is required. Nevertheless, these IGAs currently contain no rules regarding the withholding, if any, that may be required on foreign passthru payments.

FATCA is particularly complex and its application is still uncertain. The above description is based in part on regulations, official guidance and IGAs, all of which are subject to amendment or further interpretation by one or more governments or governmental agencies. Prospective investors should consult their tax advisors on how these rules may apply to the Bank and to payments they may receive in connection with the Notes.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

This section is the opinion of Osler, Hoskin & Harcourt LLP, our Canadian counsel. The following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as beneficial owner, Notes, including entitlements to all payments thereunder, pursuant to this offering and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Act”) is not, and is not deemed to be, resident in Canada, deals at arm’s length with the Bank and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Notes, does not use or hold the Notes in a business carried on in Canada, is not a “specified shareholder” and is not a person who does not deal at arm’s length with a “specified shareholder” (as defined for purposes of subsection 18(5) of the Act) of the Bank and does not receive any payment of interest on the Notes in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based upon the current provisions of the Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Act publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative practices or assessing policies, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax considerations, which may differ from those discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PURCHASER. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

No Canadian withholding tax will apply to interest or principal paid or credited to a Non-Resident Holder by the Bank or to proceeds received by a Non-Resident Holder on the disposition of a Note, including upon redemption, payment on maturity, an NVCC Automatic Conversion or purchase for cancellation.

No other tax on income or gains will be payable by a Non-Resident Holder on interest or principal, or on proceeds received by a holder on the disposition of a Note, including upon redemption, payment on maturity, an NVCC Automatic Conversion or purchase for cancellation.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to substantially similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters, the calculation agent, the trustee, the security registrar and the paying agent or certain of our or their affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of Notes. Among those exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Notes offered hereby, provided that neither the issuer of the Notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder (including each subsequent purchaser or holder) of Notes or any interest therein will be deemed to have represented by its purchase and holding of Notes offered hereby or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of Notes have exclusive responsibility for ensuring that their purchase and holding of Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non- ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement (the “underwriting agreement”), the underwriters named below, for whom BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and UBS Securities LLC are acting as representatives, have severally agreed to purchase, and the Bank has agreed to sell to each of them, severally, the principal amounts of Notes set forth opposite each underwriter’s name below:

Underwriter	Aggregate Principal Amount of Notes
BMO Capital Markets Corp.	US$	112,500,000
Citigroup Global Markets Inc.		112,500,000
Goldman Sachs & Co. LLC		112,500,000
UBS Securities LLC		112,500,000
Barclays Capital Inc.		5,000,000
BNP Paribas Securities Corp.		5,000,000
BofA Securities, Inc.		5,000,000
Credit Agricole Securities (USA) Inc.		5,000,000
Credit Suisse Securities (USA) LLC		5,000,000
Desjardins Securities Inc.		5,000,000
HSBC Securities (USA) Inc.		5,000,000
J.P. Morgan Securities LLC		5,000,000
Morgan Stanley & Co. LLC		5,000,000
Wells Fargo Securities, LLC		5,000,000

Total	US$	500,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the offering of the Notes may be terminated.

The underwriters initially propose to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at the public offering price less a concession not in excess of 0.600% of the principal amount of such Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.300% of the principal amount of the Notes on sales to certain dealers. After the initial offering of the Notes, the public offering price and other selling terms may from time to time be varied by the representatives. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total offering expenses of the Notes payable by us, excluding underwriting commissions, will be approximately US$200,000.

The Bank has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of any of these liabilities.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a stabilizing or covering transaction to cover short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of stabilizing, maintaining or otherwise affecting the market price of the Notes, which may be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters intend to make a market in the Notes. However, they are not obligated to do so and may discontinue market-making at any time without notice. If a trading market develops, no assurance can be given as to the liquidity of the trading market for the Notes.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses. Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank or its affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We will use this prospectus supplement in the initial sale of the Notes. In addition, BMO Capital Markets Corp. may use this prospectus supplement in market-making transactions in the Notes after their initial sale. Unless the underwriters or we inform you otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

To the extent this prospectus supplement comprises Common Shares that would be issuable upon an NVCC Automatic Conversion, it also relates to the offering and sale of such Common Shares. The Bank intends to apply to list such Common Shares on the TSX and the NYSE in accordance with their respective rules and requirements.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Conflicts of Interest

BMO Capital Markets Corp. is an affiliate of the Bank, and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. BMO Capital Markets Corp. is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Wells Fargo Securities, LLC, an affiliate of the Trustee, is an underwriter for this offering. Therefore, if a default occurs with respect to the Notes, the Trustee would have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the Trustee would be required to resign as trustee under the Indenture governing the Notes and we would be required to appoint a successor trustee. If the Trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The Trustee will remain the trustee under the Indenture until a successor is appointed. During the period of time until a successor is appointed, the Trustee will have both (a) duties to noteholders under the Indenture and (b) a conflicting interest under the Indenture for purposes of the Trust Indenture Act.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than two business days prior to the issue date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Selling Restrictions

The Notes are being offered for sale in jurisdictions in the United States and outside the United States where it is legal to make such offers. The underwriters have represented and agreed that they have not offered, sold or delivered, and will not offer, sell or deliver, any of the Notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof, and will not impose any obligations on the Bank except as set forth in the underwriting agreement.

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state (the “Member States” and each, a “Member State”) of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Bank of Montreal or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

The expression Prospectus Directive means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Member State concerned.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Each person in a Member State of the European Economic Area who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the Notes are otherwise made available will be deemed to have represented, warranted and agreed to and with each underwriter and Bank of Montreal that it and any person on whose behalf it acquires Notes is: (a) a qualified investor within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (b) not a “retail investor” as defined above.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the “FSMA”) does not apply to the Bank; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

All Notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12; Notice on the Sale of Investment Products and MAS Notice FAA-N16; Notice on Recommendations on Investment Products).

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law. The underwriters have been represented by Shearman & Sterling LLP, Toronto, Ontario, as to matters of New York law.

EXPERTS

The consolidated financial statements of the Bank as at October 31, 2018 and 2017 and for each of the years in the three-year period ended October 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2018 have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2018, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Common Shares

Class A Preferred Shares

Class B Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

up to an aggregate initial offering price of US$25,000,000,000 or the equivalent thereof in other currencies.

We may offer from time to time common shares, class A preferred shares, class B preferred shares, senior debt securities or subordinated debt securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the trading symbol “BMO”. On April 26, 2017, the last reported sales price of our common shares on the New York Stock Exchange was US$73.29 per share and the last reported sales price of our common shares on the Toronto Stock Exchange was CD$99.70 per share.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see the “Risk Factors” section on page 8 of this prospectus and in our most recent annual report on Form 40-F, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Bank of Montreal is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of the assets of Bank of Montreal and said persons may be located outside the United States.

The senior debt securities and subordinated debt securities will be our unsecured obligations and will not be savings accounts or deposits that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act or any other deposit insurance regime.

We may use this prospectus in the initial sale of any securities. In addition, we or any of our affiliates, including BMO Capital Markets Corp., may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus is dated April 27, 2017

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the common shares, class A preferred shares, class B preferred shares (together with the class A preferred shares, the “preferred shares”), senior debt securities or subordinated debt securities described in this prospectus in one or more offerings, and which we collectively refer to herein as the “securities”. The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable supplements”, may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable supplements relating to each series of debt securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable supplement, you should rely on the information in the most recent applicable supplement. We urge you to read carefully both this prospectus and any applicable supplement accompanying this prospectus, together with the information incorporated herein and in any applicable supplement by reference under the heading “Where You Can Find More Information”, before deciding whether to invest in any of the securities being offered.

We are responsible for the information provided in this prospectus and the applicable supplements, including the information incorporated by reference. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable supplement and take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, some of which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed to be “underwriters” within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”). In addition, one or more of our subsidiaries, including BMO Capital Markets Corp., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the applicable supplements in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Bank”, “we”, “us”, “our” or similar references mean Bank of Montreal and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).

Additionally, we publish our consolidated financial statements in Canadian dollars. In this prospectus and any applicable supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over time.

The tables below set forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the five-year period ended October 31, 2016 and the high and low daily noon exchange rates for the three months ended January 31, 2017, and for each month in the period from December 1, 2016 through April 26, 2017. On April 26, 2017, the noon exchange rate was US$0.7357 = $1.00. Our reference to the “noon exchange rate” is the noon exchange rate as reported by the Bank of Canada.

Year Ended October 31	High	Low	Average Rate(1)	At Period End
2012	1.0299	0.9536	0.9968	1.0004
2013	1.0164	0.9455	0.9777	0.9589
2014	0.9602	0.8858	0.9149	0.8869
2015	0.8900	0.7455	0.7979	0.7644
2016	0.7972	0.6854	0.7550	0.7461

Additional Periods	High	Low
Three Months Ended January 31, 2017	0.7675	0.7363

Most Recent Six Months	High	Low
November 2016	0.7498	0.7363
December 2016	0.7622	0.7377
January 2017	0.7675	0.7442
February 2017	0.7690	0.7548
March 2017	0.7531	0.7405
April 2017 (through April 26, 2017)	0.7539	0.7345

(1)	The average of the noon exchange rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Our public communications often include written or oral forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the SEC, or in other communications. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for 2017 and beyond, our strategies or future actions, our targets, expectations for our financial condition or share price, and the results of or outlook for our operations or for the Canadian, U.S. and international economies.

By their nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties. There is significant risk that predictions, forecasts, conclusions or projections will not prove to be accurate, that our assumptions may not be correct, and that actual results may differ materially from such predictions, forecasts, conclusions or projections. We caution readers of this document not to place undue reliance on our forward-looking statements, as a number of factors could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including but not limited to: general economic and market conditions in the countries in which we operate; weak, volatile or illiquid capital and/or credit markets; interest rate and currency value fluctuations; changes in monetary, fiscal, tax or economic policy; the level of competition in the geographic and business areas in which we operate; changes in laws or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance and the effect of such changes on funding costs; judicial or regulatory proceedings; the accuracy and completeness of the information we obtain with respect to our customers and counterparties; our ability to execute our strategic plans and to complete and integrate acquisitions, including obtaining regulatory approvals; critical accounting estimates and the effect of changes to accounting standards, rules and interpretations on these estimates; operational and infrastructure risks; changes to our credit ratings; political conditions, including changes relating to or affecting economic or trade matters; global capital markets activities; the possible effects on our business of war or terrorist activities; outbreaks of disease or illness that affect local, national or international economies; natural disasters and disruptions to public infrastructure, such as transportation, communications, power or water supply; technological changes; information and cyber security; and our ability to anticipate and effectively manage risks arising from all of the foregoing factors.

We caution that the foregoing list is not exhaustive of all possible factors. Other factors and risks could adversely affect our results. For more information, please see the discussion in our Annual Report on Form 40-F, which is incorporated by reference herein, and which outlines certain key factors and risks that may affect our future results. When relying on forward-looking statements to make decisions with respect to the Bank, investors and others should carefully consider these factors and risks, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements. We do not undertake to update any forward-looking statements, whether written or oral, that may be made, from time to time, by the organization or on its behalf, except as required by law.

The forward-looking information contained or incorporated by reference into this prospectus is presented for the purpose of assisting investors in understanding our operations, prospects, risks and other extreme factors that impact us specifically as of and for the periods ended on the dates presented, as well as certain strategic priorities and objectives, and may not be appropriate for other purposes.

Assumptions about the performance of the Canadian and U.S. economies, as well as overall market conditions and their combined effect on our business, are material factors we consider when determining our strategic priorities, objectives and expectations for our business. In determining our expectations for economic growth, both broadly and in the financial services sector, we primarily consider historical economic data provided by the Canadian and U.S. governments and their agencies. See our most recent Annual Report on Form 40-F for more information relating to material factors impacting our business.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to the information reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file or furnish reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. These reports and other information, when filed or furnished by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. Our common shares are listed on the New York Stock Exchange, and reports and other information concerning us can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Information about us can be located at our website at www.bmo.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities under this prospectus:

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2016;

•	Reports on Form 6-K filed on December 6, 2016 (three filings) (Acc-nos: 0001193125-16-786349 , 0001193125-16-786356 and 0001193125-16-786427);

•	Report on Form 6-K filed on December 12, 2016;

•	Report on Form 6-K filed on December 19, 2016;

•

Reports on Form 6-K filed on February 28, 2017 (seven filings) (Acc-nos: 0001193125-17-060715 , 0001193125-17-062346, 0001193125-17-062396, 0001193125-17-062426, 0001193125-17-062444 , 0001193125-17-062469 and 0001193125-17-062496);

•	Report on Form 6-K filed on March 10, 2017;

•	Report on Form 6-K filed on April 4, 2017 (Acc-no: 0001193125-17-108840);

•	Report on Form 6-K filed on April 7, 2017;

•	Report on Form 6-K filed on April 13, 2017;

•	Report on Form 6-K filed on April 27, 2017; and

•	Registration Statement on Form 8-A filed on September 26, 1994.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement, or thereafter until the termination of this offering, if the Form 6-K filing specifically states that it is incorporated by reference into the Registration Statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Bank of Montreal

Corporate Secretary’s Department

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(416) 867-6785

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2016, including those summarized under “Caution Regarding Forward-Looking Statements” above.

BANK OF MONTREAL

Bank of Montreal (“Bank of Montreal”, “BMO” or the “Bank”) started business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, the Bank has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of the Bank and governs its operations. The Bank is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956.

The Bank’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1.

Bank of Montreal offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. As at October 31, 2016, BMO had more than 12 million customers and more than 45,000 full-time equivalent employees. The Bank has over 1,500 bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in 27 other jurisdictions, including the United States. BMO Financial Corp. (“BFC”) (formerly Harris Financial Corp.), is based in Chicago and wholly-owned by Bank of Montreal. BFC operates primarily through its subsidiary BMO Harris Bank N.A., which provides banking, financing, investing, and cash management services in select markets in the U.S. Midwest. BMO provides a full range of investment dealer services through entities, including BMO Nesbitt Burns Inc., a major fully integrated Canadian investment dealer, and BMO Capital Markets Corp., Bank of Montreal’s wholly-owned registered securities dealer in the United States.

Bank of Montreal conducts business through three operating groups:

•

Personal and Commercial (“P&C”) Banking, which comprises Canadian P&C and U.S. P&C. Canadian P&C operates across Canada, offering a broad range of products and services, including banking, lending and treasury management. Operating predominately in the U.S. Midwest under the BMO Harris brand, U.S. P&C offers personal and commercial clients banking, lending, and treasury management products and services.

•

Wealth Management serves a full range of client segments from mainstream to ultra-high net worth and institutional, with a broad offering of wealth management products and services including insurance. Wealth Management is a global business with an active presence in markets across Canada, the United States, Europe and Asia.

•

BMO Capital Markets is a North American-based financial services provider offering a complete range of products and services to corporate, institutional and government clients. These include equity and debt underwriting, corporate lending and project financing, mergers and acquisitions advisory services, securitization, treasury management, risk management, debt and equity research, and institutional sales and trading. With approximately 2,400 professionals in 30 locations around the world, including 16 offices in North America, BMO Capital Markets works proactively with clients to provide innovative and integrated financial solutions.

Corporate Services consists of Corporate Support Areas and Technology and Operations (“T&O”). The Bank’s Corporate Support Areas provide enterprise-wide expertise and governance support in a variety of areas, including strategic planning, risk management, finance, legal and regulatory compliance, marketing, communications, and human resources. T&O manages, maintains, and provides governance over information technology, operations services, real estate, and sourcing for the Bank.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. The Bank Act also requires that no more than two-thirds of the directors may be affiliated with the Bank, as specified by the Bank Act, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four of these employees may be directors if they constitute not more than 50% of the directors. Subject to the following residency requirements, a majority of directors shall constitute a quorum at any meeting of the board of directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada. Under the Bank’s by-laws, the minimum number of directors is seven and the maximum number of directors is 40. The Bank’s by-laws provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. Directors are elected to terms of one year, on an annual basis. The Bank currently has 13 directors.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Bank policies stipulate that directors who joined the board prior to January 1, 2010 may serve until the earlier of when they turn 70 or they have served 20 years. Directors who joined the Board on or after January 1, 2010 may serve until the earlier of when they turn 70 or they have served 15 years. However, provided that they are elected, all directors will be allowed to serve for at least ten years, regardless of their age. In addition, the Chairman may serve a full five year term as Chairman, regardless of his or her age or how long he or she has been on the Board, and his or her term may be renewed for up to three more years. The Board has also approved term limits for the chairs of its committees — for committee chairs appointed after December 31, 2014, the normal term will be five years with a possibility of renewal for up to three more years. In exceptional circumstances, to further the best interests of the Bank, the Board may on an annual basis decide in individual cases to waive the term and/or age limits stated above for directors, the Chairman and committee chairs. An officer will resign from the Board when no longer employed by the Bank. However, the Board may request a former CEO to continue as a director for a term not longer than two years.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material proposal, arrangement or contract in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the proposal, arrangement or contract giving rise to the conflict of interest is being considered, and voting with respect to the proposal, arrangement or contract giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “— Borrowing Powers”.

Compensation

The by-laws of the Bank have provisions with regard to the general remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. In addition, the directors may be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board or otherwise in the performance of their duties.

Directors are required to hold at least eight times the cash retainer portion of their annual retainer fee in either common shares or deferred share units (“Deferred Share Units”) under the Bank’s Deferred Share Unit Plan for Non-employee Directors and until this level is obtained, directors must take 100% of their annual retainer in the form of either common shares (which are purchased on the open market) or Deferred Share Units.

Once this threshold has been reached, directors receive a minimum of $140,000 of their $215,000 annual retainer fee in common shares (which are purchased on the open market) or in Deferred Share Units, but also have the option to receive up to 100% of their annual retainer in this manner. A Deferred Share Unit is an amount owed by the Bank to directors having the same value as one common share, but is not paid out (in cash or in common shares purchased on the open market) until such time as the director leaves the board, thereby providing an ongoing equity stake in the Bank throughout the director’s period of board service. Only non-employee directors can receive Deferred Share Units.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank. In addition, the by-laws of the Bank may be amended, as described in “Description of Common Shares and Preferred Shares — Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital”, to vary the borrowing authority of directors in this regard.

Additional Regulatory Capital Restrictions

“Bail-in” Regime

In August 2014, Canada’s Department of Finance issued a consultation paper on a Canadian bank resolution framework, including the Canadian bail-in regime and Higher Loss Absorbency requirements that would apply to Canadian domestic systemically important banks that are designated by the Office of the Superintendent of Financial Institutions Canada (“OSFI”), including the Bank. On June 22, 2016, the Government of Canada passed legislation to implement a bail-in regime, in accordance with regulations to the Canada Deposit Insurance Corporation Act that have not yet been prescribed (the “CDIC Act Regulations”). While such legislation does not indicate which instruments will be subject to the bail-in regime, as such details will be set forth in the CDIC Act Regulations, the 2014 consultation paper indicated that instruments subject to the bail-in conversion regime would include newly issued unsecured, tradable, transferable senior debt with an original term to maturity of greater than or equal to 400 days (“Bail-In Debt”), and that all Bail-In Debt would be convertible into common shares. The timing planned for implementation of the regime has not yet been determined, although debt securities issued before the date the CDIC Act Regulations come into force are not expected to be subject to the bail-in regime. Where any debt securities issued under this prospectus are subject to the bail-in regime, the applicable prospectus supplement or pricing supplement will provide details of that regime.

CONSOLIDATED CAPITALIZATION OF THE BANK

The following table sets forth the consolidated capitalization of the Bank at January 31, 2017.

As at January 31, 2017
(In millions of Canadian dollars)
Subordinated Debt	4,370
Shareholders’ Equity
Preferred Shares(1)	3,840
Common Shares	12,791
Contributed Surplus	303
Retained Earnings	22,077
Accumulated Other Comprehensive Loss	3,446
Total Shareholders’ Equity	42,457

Non-Controlling Interest in Subsidiaries	24
Total Equity	42,481
Total Capitalization	46,851

(1)

Preferred Shares classified under Shareholders’ Equity consist of Class B Preferred Shares Series 14, 15, 16, 17, 25, 26, 27, 29, 31, 33, 35, 36 and 38, but not 20,000,000 Class B Preferred Shares Series 40, which were issued on March 9, 2017 for an aggregate offering price of $500,000,000. On April 3, 2017, the Bank announced its intention to redeem all of its Class B Preferred Shares Series 14 and 15 on May 25, 2017. For more information on the classification of Preferred Shares, please refer to Note 16 of the audited consolidated financial statements of the Bank for the year ended October 31, 2016 incorporated by reference in this prospectus and Note 8 of the unaudited interim consolidated financial statements of the Bank for the quarter ended January 31, 2017 incorporated by reference in this prospectus.

CONSOLIDATED EARNINGS RATIOS

The following table provides the Bank’s consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred share dividends for the three month period ended January 31, 2017 and each of the years in the five year period ended October 31, 2016.

	Years Ended October 31,					Three months Ended January 31,
	2016	2015	2014	2013	2012	2017
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	4.25	3.73	3.68	3.44	3.03	5.07
Including interest on deposits	2.22	2.13	2.07	2.05	1.96	2.36
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
Excluding interest on deposits	3.85	3.47	3.42	3.21	2.83	4.50
Including interest on deposits	2.13	2.07	2.01	1.99	1.89	2.27

For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest.

COMPARATIVE PER SHARE MARKET PRICE

The Bank’s common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “BMO”.

The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the NYSE and the TSX. TSX closing prices of the Bank’s common shares are presented in Canadian dollars, and the NYSE closing prices of the Bank’s common shares are presented in U.S. dollars.

	BMO shares TSX (in C$)		BMO shares NYSE (in US$)
	High	Low	High	Low
Annual information for the past fiscal years
2012	61.08	53.48	60.84	51.41
2013	73.90	57.08	70.66	56.54
2014	85.42	67.40	78.03	60.80
2015	83.88	66.18	74.37	50.02
2016	87.24	69.56	67.45	48.40
Quarterly information for the past two fiscal years and subsequent quarters:
2015, quarter ended
January 31	83.88	72.93	74.37	57.48
April 30	80.60	74.18	66.99	59.08
July 31	79.04	72.00	65.34	55.28
October 31	78.50	66.18	59.48	50.02
2016, quarter ended
January 31	79.70	70.17	59.68	48.40
April 30	82.47	69.56	65.38	49.98
July 31	85.37	80.26	65.90	61.35
October 31	87.24	82.10	67.45	62.95
2017, quarter ended
January 31	100.81	83.83	76.86	62.52
Monthly information for the most recent six months
November 2016	89.14	83.83	66.35	62.52
December 2016	97.38	88.66	73.51	66.57
January 2017	100.81	97.06	76.86	72.25
February 2017	101.70	98.22	77.54	75.12
March 2017	103.50	98.48	77.15	73.82
April 2017 (through April 26, 2017)	100.77	97.38	74.96	72.84

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE.

USE OF PROCEEDS

Unless otherwise specified in an applicable supplement, the net proceeds to the Bank from the sale of the securities will be added to the Bank’s general working capital and will be used for general working capital purposes.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, an unlimited number of Class A Preferred Shares, without nominal or par value, issuable in series, and an unlimited number of Class B Preferred Shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

As of January 31, 2017, there were issued and outstanding the following shares of capital stock: 648,920,244 common shares; 10,000,000 Class B Preferred Shares Series 14; 10,000,000 Class B Preferred Shares Series 15; 6,267,391 Class B Preferred Shares Series 16; 5,732,609 Class B Preferred Shares Series 17; 9,425,607 Class B Preferred Shares Series 25; 2,174,393 Class B Preferred Shares Series 26; 20,000,000 Class B Preferred Shares Series 27; 16,000,000 Class B Preferred Shares Series 29; 12,000,000 Class B Preferred Shares Series 31; 8,000,000 Class B Preferred Shares Series 33; 6,000,000 Class B Preferred Shares Series 35; 600,000 Class B Preferred Shares Series 36; and 24,000,000 Class B Preferred Shares Series 38.

Common Shares

Voting. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Size of Board of Directors. The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. The holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, the Bank pays dividends to U.S. holders of common shares, if and when a dividend is declared, in U.S. dollars, in an amount fixed at the date of record for the payment of the dividend. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by, the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares and provides a description of the rights and privileges of each of our outstanding series of preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The Bank has two classes of authorized preferred shares, Class A Preferred Shares and Class B Preferred Shares, each of which is without nominal or par value and issuable in series. The Class B Preferred Shares rank on parity with the Class A Preferred Shares. There were no Class A Preferred Shares outstanding as of January 31, 2017. 130,200,000 shares of Class B Preferred Shares were outstanding as of January 31, 2017, namely, 10,000,000 Class B Preferred Shares Series 14; 10,000,000 Class B Preferred Shares Series 15; 6,267,391 Class B Preferred Shares Series 16; 5,732,609 Class B Preferred Shares Series 17; 9,425,607 Class B Preferred Shares Series 25; 2,174,393 Class B Preferred Shares Series 26; 20,000,000 Class B Preferred Shares Series 27; 16,000,000 Class B Preferred Shares Series 29; 12,000,000 Class B Preferred Shares Series 31; 8,000,000 Class B Preferred Shares Series 33; 6,000,000 Class B Preferred Shares Series 35; 600,000 Class B Preferred Shares Series 36; and 24,000,000 Class B Preferred Shares Series 38.

The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide the unissued preferred shares into series and to fix the number of shares in each series and the rights, privileges, restrictions and conditions of such series, and to change the rights, privileges, restrictions or conditions attached to the unissued shares of any series, provided that no rights, privileges, restrictions or conditions attached to a series confer on a series a priority in respect of dividends or return of capital over any series of preferred shares of the same class then outstanding.

Priority. The preferred shares shall be entitled to preference over common shares and to any other shares of ranking junior to the preferred shares with respect to the payment of dividends and return of capital. Each series of preferred shares of a class ranks on a parity with every other series of preferred shares in the same class with respect to the payment of dividends and return of capital.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank.

Retirement of Preferred Shares. Subject to the prior approval of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) and to the provisions governing restrictions on dividends and retirement of shares, the Bank may at any time purchase any outstanding series of preferred shares for cancellation, provided that no such shares may be redeemed or purchased for cancellation at prices exceeding the redemption price stated in or calculated according to a formula stated in the terms of issue thereto.

Rights and privileges of each outstanding series:

•

Class B — Series 14 shares are redeemable at the Bank’s option for $25.00 cash per share. The shares carry a non-cumulative quarterly dividend of $0.328125 per share. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 14 shares without approval given by two-thirds of the holders of the Series 14 shares. In the event of the liquidation, dissolution or winding-up of the Bank, Series 14 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 14 shares.

•

Class B — Series 15 shares have been redeemable at the Bank’s option since May 25, 2013 for $25.00 cash per share, plus a premium if it redeems the shares before May 25, 2017. The shares carry a non-cumulative quarterly dividend of $0.3625 per share. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 15 shares without approval given by two-thirds of the holders of the Series 15 shares. In the event of the liquidation, dissolution or winding-up of the Bank, Series 15 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 15 shares.

•

Class B — Series 16 shares have been redeemable at the Bank’s option on August 25, 2013 and every five years thereafter for $25.00 cash per share. On July 22, 2013, the Bank announced that the Bank did not intend to exercise its right to redeem the Class B — Series 16 (“Series 16 Preferred shares”). As a result, subject to certain conditions, the holders of the Series 16 Preferred shares had the right, at their option, to elect by August 12, 2013 to convert all or part of their Series 16 Preferred shares on a one-for-one basis into Class B — Series 17 (“Series 17 Preferred shares”), effective August 26, 2013. As at October 31, 2016, approximately 6.3 million Series 16 and 5.7 million Series 17 Preferred shares were outstanding for the five-year period commencing on August 26, 2013 and ending on August 25, 2018. Holders of the Series 17 Preferred shares have the option to convert back to Series 16 Preferred shares, and holders of Series 16 Preferred shares have the option to convert to Series 17 Preferred shares, on subsequent redemption dates. The Series 16 Preferred shares carry a non-cumulative quarterly dividend based on prevailing 5-year market rates plus a predetermined spread, established at each redemption date. The Series 17 Preferred shares carry a non-cumulative quarterly dividend based on the prevailing 3-month market rates plus a pre-determined spread, established prior to each dividend declaration date. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 16 or Series 17 shares without approval given by two-thirds of the holders of either the Series 16 or Series 17 shares, as applicable. In the event of the liquidation, dissolution or winding-up of the Bank, Series 16 and Series 17 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 16 or Series 17 shares, respectively.

•

Class B — Series 25 shares are redeemable at the Bank’s option on August 25, 2016 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 26 Preferred shares and, if converted, have the option to convert back to Series 25 Preferred shares on subsequent redemption dates. Dividends payable after August 25, 2016 on the Series 25 and Series 26 preferred shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 25 or Series 26 shares without approval given by two-thirds of the holders of either the Series 25 or Series 26 shares, as applicable. In the event of the liquidation, dissolution or winding-up of the Bank, Series 25 and Series 26 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 25 or Series 26 shares, respectively.

•

Class B — Series 27 shares are redeemable at the Bank’s option on May 25, 2019 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 28 Preferred shares and, if converted, have the option to convert back to Series 27 Preferred shares on subsequent redemption dates. The Series 27 shares carry a non-cumulative quarterly dividend of $0.25 per share until May 25, 2019. Dividends payable after May 25, 2019 on the Series 27 and Series 28 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 27 or Series 28 shares without approval given by two-thirds of the holders of either the Series 27 or Series 28 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 27 or Series 28 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 27 and Series 28 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 27 or Series 28 shares, respectively.

•

Class B — Series 31 shares are redeemable at the Bank’s option on November 25, 2019 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 32 Preferred shares and, if converted, have the option to convert back to Series 31 Preferred shares on subsequent redemption dates. The Series 31 shares carry a non-cumulative quarterly dividend of $0.2375 per share until November 25, 2019. Dividends payable after November 25, 2019 on the Series 31 and Series 32 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 31 or Series 32 shares without approval given by two-thirds of the holders of either the Series 31 or Series 32 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 31 or Series 32 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 31 and Series 32 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 31 or Series 32 shares, respectively.

•

Class B — Series 33 shares are redeemable at the Bank’s option on August 25, 2020 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 34 Preferred shares and, if converted, have the option to convert back to Series 33 Preferred shares on subsequent redemption dates. The Series 33 shares carry a non-cumulative quarterly dividend of $0.2375 per share until August 25, 2020. Dividends payable after August 25, 2020 on the Series 33 and Series 34 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 33 or Series 34 shares without approval given by two-thirds of the holders of either the Series 33 or Series 34 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 33 or Series 34 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 33 and Series 34 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 33 or Series 34 shares, respectively.

•

Class B — Series 35 shares are redeemable at the Bank’s option on or after August 25, 2020 for $25.00 cash per share plus, if redeemed before August 25, 2024, a premium. The shares carry a non-cumulative quarterly dividend of $0.3125 per share. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 35 shares without approval given by two-thirds of the holders of the Series 35 shares. In the event of the liquidation, dissolution or winding-up of the Bank, Series 35 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 35 shares.

•

Class B — Series 36 shares are redeemable at the Bank’s option on November 25, 2020 and every five years thereafter for $1000.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 37 Preferred shares and, if converted, have the option to convert back to Series 36 Preferred shares on subsequent redemption dates. The Series 36 shares carry a non-cumulative quarterly dividend of $14.625 per share until November 25, 2020. Dividends payable after November 25, 2020 on the Series 36 and Series 37 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 36 or Series 37 shares without approval given by two-thirds of the holders of either the Series 36 or Series 37 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 36 or Series 37 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 36 and Series 37 holders are entitled to receive $1000.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 36 or Series 37 shares, respectively.

•

Class B — Series 38 shares are redeemable at the Bank’s option on February 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 39 Preferred shares and, if converted, have the option to convert back to Series 38 Preferred shares on subsequent redemption dates. The Series 38 shares carry a non-cumulative quarterly dividend of $0.303125 per share until February 25, 2022. Dividends payable after February 25, 2022 on the Series 38 and Series 39 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 38 or Series 39 shares without approval given by two-thirds of the holders of either the Series 38 or Series 39 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 38 or Series 39 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 38 and Series 39 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 38 or Series 39 shares, respectively.

•

Class B — Series 40 shares are redeemable at the Bank’s option on May 25, 2022 and every five years thereafter for $25.00 cash per share. If the shares are not redeemed on the redemption dates, investors have the option to convert the shares into Class B — Series 41 Preferred shares and, if converted, have the option to convert back to Series 40 Preferred shares on subsequent redemption dates. The Series 40 shares carry a non-cumulative quarterly dividend of $ 0.28125 per share until May 25, 2022. Dividends payable after May 25, 2022 on the Series 40 and Series 41 shares will be set based on prevailing market rates plus a predetermined spread. The Bank may not amend any rights, privileges, restrictions and conditions attaching to the Series 40 or Series 41 shares without approval given by two-thirds of the holders of either the Series 40 or Series 41 shares, as applicable. If a Trigger Event (as defined below) were to occur, all of the then outstanding Series 40 or Series 41 shares, as applicable, will be automatically exchanged, without the consent of the holders, for newly issued fully-paid and freely-tradable common shares of the Bank, the number of which to be determined in accordance with a contingent conversion formula (as set out in the applicable offering documents). In the event of the liquidation, dissolution or winding-up of the Bank, where a Trigger Event has not occurred, Series 40 and Series 41 holders are entitled to receive $25.00 cash per share together with all dividends declared and unpaid to the date of payment before any amount is paid to the holders of any shares ranking junior to the Series 40 or Series 41 shares, respectively.

•	A “Trigger Event” means any one of the following:

•

the Superintendent of Financial Institutions (the “Superintendent”) publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all non-viability contingent capital instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a Canadian chartered bank. For example, no person may be a “major shareholder” of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where: (i) the aggregate number of shares of any class of voting shares owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate number of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. The Minister of Finance (Canada) may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister of Finance is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister of Finance for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister of Finance may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Furthermore, the Bank Act prohibits banks, including the Bank, from recording a transfer or issuing shares of any class to the Government of Canada, or of any province thereof, to any foreign government or the government of any state, province or other political subdivision of a foreign country or to any agent or agency of any of the foregoing, except in certain circumstances that requires the consent of the Minister of Finance.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of the OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy, liquidity or other regulatory directives issued under the Bank Act. In addition, common share dividends cannot be paid unless all dividends declared and payable on the Bank’s preferred shares have been paid or sufficient funds have been set aside to do so. The declaration, amount and payment of future dividends is subject to the discretion of the board of directors, and will be dependent upon the Bank’s results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends and other factors deemed relevant by the board of directors.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. It is unlikely that the Minister of Finance would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Additional Restrictions on Declaration of Dividends

In addition to the restrictions on dividends described above, the Bank has agreed that if BMO Capital Trust II, an unconsolidated structured entity (the “Trust”), fails to pay any required distribution on its capital trust securities, the Bank will not declare dividends of any kind on any of its preferred or common shares for a period of time following the Trust’s failure to pay the required distribution unless the Trust first pays such distribution to the holders of its capital trust securities. For further information regarding the Capitalization of the Bank, see “Consolidated Capitalization of the Bank”.

Non-Viability Capital Contingency Provisions

Under capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, preferred shares issued after January 1, 2013 must include terms providing for the full and permanent conversion of those preferred shares into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Capital Contingency Provisions”). The specific terms of any Non-Viability Capital Contingency Provisions for any preferred shares that the Bank issues under this prospectus will be described in one or more supplements relating to those preferred shares.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any two or more shareholders entitled to vote at the meeting present in person or represented by proxy and representing either in person or by proxy at least 25% of the issued and outstanding shares of the Bank entitled to vote.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed the prescribed maximum number of words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more shareholders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•

the proposal is not submitted to the Bank at least the prescribed number of days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•

the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•

substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may request that the directors call a meeting of shareholders for the purpose stated in the request and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions”. A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by special resolution passed by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister of Finance must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “Description of Common Shares and Preferred Shares — Limitations Affecting Holders of Common and Preferred Shares”.

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada with transfer facilities in the cities of Montreal, Toronto, Calgary and Vancouver. In addition, Computershare Investor Services PLC and Computershare Trust Company, N.A. serve as transfer agents and registrars for common shares in Bristol, United Kingdom and Canton, Maine, respectively.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to the “Bank”, “us”, “we” or “our” in this section mean Bank of Montreal, and do not include the subsidiaries of Bank of Montreal. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “— Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Unless otherwise specified in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and, if a trigger event has not occurred as contemplated under the specific Non-Viability Capital Contingency Provisions (as defined below) as may be applicable to such subordinated debt securities, will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

In addition, the senior debt securities that are Bail-in Debt may be subject to the bail-in regime. See “Bank of Montreal — Additional Regulatory Capital Restrictions —“Bail-in” Regime”.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures”, we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture”, we mean either the senior debt indenture or the subordinated debt indenture, as applicable. Each indenture is a contract between us and Wells Fargo Bank, National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture;

•	subordination, which are included only in the subordinated debt indenture; and

•	possible conversions or exchanges.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions in the subordinated debt indenture and certain provisions relating to the status of the senior debt securities under Canadian law in the senior debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. A copy of the senior debt indenture and a form of the subordinated debt indenture are exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

Issuing Branch

Debt securities may, if specified in the applicable prospectus supplement, be issued by our Chicago branch. If our Chicago branch issues debt securities, the applicable prospectus supplement will also describe: (1) the terms of debt securities issued by our Chicago branch, including terms relating to events of default in respect of those debt securities, (2) whether those debt securities will be issued under a supplemental indenture to either the senior debt indenture or the subordinated debt indenture, as applicable, or under a new indenture, and (3) any material U.S. or Canadian tax, regulatory or insolvency considerations applicable to those debt securities.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other debt securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other debt securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable supplement. Most of the specific terms of your series will be described in the applicable supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable supplements and this prospectus, the information in the most recent applicable supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the debt securities as original issue discount debt securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed debt securities or debt securities denominated in foreign currencies or currency units, as described in more detail in an applicable supplement relating to any of the particular debt securities. An applicable supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•

if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•

if the debt securities may be converted into or exercised or exchanged for other of our debt securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our debt securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•

if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Risks specific to these types of debt securities will be included in the applicable supplements.

Market-Making Transactions

One or more of our affiliates may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•

When we merge, amalgamate, consolidate or otherwise are combined with or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•

The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control of the Bank but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

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Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular debt indenture. Following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

•

Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

•

Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

•

Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue debt discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the applicable supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of the debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness.

For these purposes, “indebtedness” at any time means:

(i) the deposit liabilities of the Bank at such time; and

(ii) all other liabilities and obligations of the Bank to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of a Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“subordinated indebtedness” at any time means:

(i) the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii) any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii) any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

(iv) the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable supplements.

Non-Viability Capital Contingency Provisions

Under capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, subordinated debt securities issued after January 1, 2013 must include terms providing for the full and permanent conversion of those subordinated debt securities into common shares upon the occurrence of certain trigger events relating to financial viability (“Non-Viability Capital Contingency Provisions”). The specific terms of any Non-Viability Capital Contingency Provisions for any subordinated debt securities that the Bank issues under this prospectus will be described in one or more supplements relating to those securities.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable supplements.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

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We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

There must be a change in current U.S. federal income tax law or a ruling of the Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under U.S. federal income tax law applicable as at the date of this Registration Statement, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•

We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

•	In the case of the subordinated debt securities, the following requirement must also be met:

•

No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the applicable supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

Deliver to the trustee a legal opinion of our counsel confirming that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, the term “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within five days of its due date.

•	We do not pay interest on a debt security for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable supplement occurs.

Under the subordinated debt indenture, the term “event of default” means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable supplement occurs.

Remedies If an Event of Default Occurs. If an event of default occurs and is continuing, the trustee will have special duties and rights. In that situation, the trustee will be obligated to use certain of its rights and powers as set forth under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustee must take the aforementioned action or the holders must direct the trustee to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

You should read carefully the applicable supplements relating to any series of debt securities which are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If security or indemnity reasonably satisfactory to the Trustee is provided to the Trustee, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustee written notice that a default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default;

•	such holder or holders must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustee has not received any direction from a majority in principal amount of all outstanding securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000.

If a debt security is issued as a registered global security, only the depositary — such as DTC, Euroclear and Clearstream, each as defined below under “— Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “— Legal Ownership and Book-Entry Issuance”.

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustee

Wells Fargo Bank, National Association serves as the trustee for our senior debt securities. Wells Fargo Bank, National Association also serves as the trustee for the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with Wells Fargo Bank, National Association and its respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York or such other office as may be agreed upon. As at the date of this prospectus, that office is located at 150 East 42nd Street, 40th Floor, New York, New York 10017. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “— Legal Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Debt Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable supplement, we will issue each debt security in book-entry form only. This means that debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may terminate an existing global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable supplements; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable supplements will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If an applicable supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to debt securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “— Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through

Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Debt Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds debt securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited debt securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, which in turn is owned by a number of participants of DTC and members of the National Securities Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES FEDERAL INCOME TAXATION

This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to the Bank. It applies to you only if you hold your securities as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that actually or constructively owns 10% or more of our voting stock,

•	a person that holds securities as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person liable for alternative minimum tax, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as on the U.S. — Canada Income Tax Convention (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax consequences to holders of our common shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our common shares. United States federal income tax consequences relevant to preferred shares are not described in this prospectus and will be discussed in an applicable supplement.

Taxation of Dividends

Subject to the passive foreign investment company (“PFIC”) rules described below, the gross amount of any dividend (including any Canadian income tax withheld) we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the common shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the common shares generally will be qualified dividend income.

The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as a non-taxable return of capital to the extent of your basis in the common shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

For foreign tax credit limitation purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for foreign tax credit limitation purposes.

Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a United States holder and you sell or otherwise dispose of your common shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your common shares. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that common shares should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a United States holder, we will be a PFIC with respect to you if for any taxable year in which you held our common shares:

•	at least 75% of our gross income for the taxable year is passive income or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

Tax consequences to holders of our debt securities

This subsection deals only with debt securities that have all of the following features: (i) the debt securities are issued directly by us and not by our Chicago branch, (ii) the debt securities do not have Non-Viability Capital Contingency Provisions, (iii) the debt securities are due to mature 30 years or less from the date on which they are issued, and (iv) the terms of the debt securities are described in this prospectus. The United States federal income tax consequences of owning debt securities that are issued by our Chicago branch, debt securities with Non-Viability Capital Contingency Provisions, debt securities that are due to mature more than 30 years from their date of issue, and debt securities whose terms are not described in this prospectus will be discussed in an applicable supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Foreign Currency Notes — Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Notes — Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and

•	then subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1. 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2. 15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1. one or more qualified floating rates,

2. a single fixed rate and one or more qualified floating rates,

3. a single objective rate, or

4. a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1. multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

2. multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— Tax consequences to holders of our debt securities — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General”, and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the notes prior to your acquisition of the notes to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Debt Securities Purchased with Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as United States source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities and Contingent Payment Debt Securities

An applicable supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, debt securities that are exchangeable at our option or the option of the holder into debt securities or equity, debt securities that are subject to the rules governing contingent payment obligations and debt securities that may not be classified as debt for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Medicare Tax

Certain United States holders, including individuals, estates and trusts that do not fall into a special class of trusts that are exempt from such tax, are subject to a 3.8% Medicare tax on unearned income. For individual United States holders, the additional Medicare tax is on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend or interest income and its net gains from the disposition of securities, unless such dividend or interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of securities and to withhold on a portion of payments under the securities to certain holders that fail to comply with the relevant information reporting requirements (or hold securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2019. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments on common stock and interest and principal payments on debt securities made to you within the United States, and the payment of proceeds to you from the sale of securities effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this Offering and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of debt securities, (3) is not affiliated with us, (4) holds securities as capital property, (5) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (6) does not use or hold the securities in a business carried on in Canada (a “Holder”), (7) does not enter into, with respect to its securities, a “derivative forward agreement” as defined in the Tax Act and (8) is not a “specified shareholder” of the Bank as defined in subsection 18(5) of the Tax Act or a non-resident person not dealing at arm’s length with such “specified shareholder”. Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice in respect of any particular issuance of securities, the terms and conditions of which will be material to the Canadian federal income tax considerations with respect thereto. Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and then only to the extent material) in a prospectus supplement or pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in such prospectus supplement or pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a prospectus supplement or pricing supplement based on the terms and conditions of the securities issued thereunder. If securities are otherwise issued without disclosure of Canadian federal income tax considerations, prospective purchasers of such securities should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60-month period that ends at that time (1) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (2) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed to be paid or credited by us on a debt security (including amounts on account of, or in lieu of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest payable on a debt security, or any portion of the principal amount of a debt security in excess of its issue price, is to be calculated by reference to an index or formula, interest on the debt security, together with any such portion of such principal, may be subject to Canadian non-resident withholding tax.

In the event that a security which is not exempt from Canadian non-resident withholding tax under its terms is redeemed, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such debt security was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the debt security to that time, be subject to Canadian non-resident withholding tax. Such excess will not be subject to Canadian non-resident withholding tax if, in certain circumstances, the debt security is considered an “excluded obligation” for purposes of the Act. A debt security that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Act) of the debt security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Act) on the amount for which the debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time will be an excluded obligation for this purpose.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a debt security or on the proceeds received by a Holder on the disposition of a debt security (including redemption, cancellation, purchase or repurchase).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“Similar laws”).

The acquisition and holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which the Bank or certain of our affiliates is or becomes a party in interest or disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a Plan, a Plan Asset Entity, or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non-ERISA Arrangement or (2) the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

Purchasers of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any of the securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are used in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Certain underwriters, dealers and agents and their respective affiliates or associates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters, dealers and agents and their respective affiliates or associates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or may receive customary fees and expenses.

In the ordinary course of their various business activities, certain of the underwriters, dealers and agents and their respective affiliates, associates, officers, directors or employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters, dealers and agents and their respective affiliates or associates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BMO”. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters used may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable supplement.

Conflicts of Interest

Our affiliate, BMO Capital Markets Corp., may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which BMO Capital Markets Corp. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). BMO Capital Markets Corp. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither BMO Capital Markets Corp. nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by BMO Capital Markets Corp. or one or more of our other affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, BMO Capital Markets Corp. or one of our other affiliates may resell a security it acquires from other holders, after the original offering and sale of security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, BMO Capital Markets Corp. or one of our other affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, acts as principal, or as agent for both counterparties in a transaction in which BMO Capital Markets Corp. or such other affiliate, as applicable, does not act as principal. BMO Capital Markets Corp. or such other affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that BMO Capital Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the federal laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF THE SECURITIES

The validity of the debt securities will be passed upon for the Bank by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law, and by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law. The validity of the common shares and preferred shares will be passed upon for the Bank by Osler, Hoskin & Harcourt LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of the Bank as of October 31, 2016 and 2015 and for each of the years in the three-year period ended October 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting of the Bank as of October 31, 2016 have been incorporated by reference herein from the Bank’s Annual Report on Form 40-F for the year ended October 31, 2016, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the Registration Statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable supplements.

Registration Statement filing fee	US$	2,962,834.47
Trustees’ fees and expenses	US$	200,000
Legal fees and expenses	US$	1,000,000
Accounting fees and expenses	US$	800,000
Printing costs	US$	200,000
Miscellaneous	US$	350,000
Total	US$	5,512,834.47

US$500,000,000

4.800% Fixed Rate Resetting Non-Cumulative

Subordinated Additional Tier 1 Capital Notes

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

Prospectus Supplement

BMO Capital Markets

Citigroup

Goldman Sachs & Co. LLC

UBS Investment Bank

Barclays

BNP PARIBAS

BofA Merrill Lynch

Credit Agricole CIB

Credit Suisse

Desjardins Capital Markets

HSBC

J.P. Morgan

Morgan Stanley

Wells Fargo Securities

July 23, 2019